[Form of June 26, 1996]                                          EXHIBIT (4c)


             _____________________________________________________


                         FINA OIL AND CHEMICAL COMPANY,
                                   as Issuer


                                  FINA, INC.,
                                  as Guarantor


                                      AND


                              [INDENTURE TRUSTEE],
                                   as Trustee


                            ________________________


                               I N D E N T U R E


                       Dated as of ______________, 199__


                            ________________________


                             SENIOR DEBT SECURITIES
                              (Issuable in Series)


             _____________________________________________________

                                   TIE-SHEET

of provisions of the Trust Indenture Act of 1939 with the Indenture, dated as of ______________, 199__, among Fina Oil and Chemical Company, as Issuer, FINA, Inc., as Guarantor, and Texas Commerce Bank National Association, as Trustee:

Section                                                                                                  Section
of Act                                                                                                 of Indenture
- ------                                                                                                 ------------
310      (a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8.09
         (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8.09
         (a)(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Not applicable
         (a)(4) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Not applicable
         (a)(5) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8.09
         (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8.08 and 8.10(b)
         (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Not applicable

311      (a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8.13
         (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8.13
         (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Not applicable

312      (a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6.01 and 6.02(a)
         (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6.02(b)
         (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6.02(c)

313      (a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6.04(a)
         (b)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Not applicable
         (b)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6.04(b)
         (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6.04(c)
         (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6.04(d)

314      (a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6.03(a)
         (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6.03(b)
         (a)(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6.03(c)
         (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Not applicable
         (c)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      15.07
         (c)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      15.07
         (c)(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Not applicable
         (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Not applicable
         (e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      15.07

315      (a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8.01(a)(1)
         (a)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8.01(a)(2)
         (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7.07
         (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8.01
         (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8.01
         (e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7.08

316      (a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7.01 and 7.06
         (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Omitted
         (a) last sentence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      9.04
         (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7.04

Section                                                                                                  Section
of Act                                                                                                 of Indenture
- ------                                                                                                 ------------
317      (a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7.02
         (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5.05

318      (a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      15.09

_______________

           This tie-sheet is not a part of the Indenture as executed.

                               TABLE OF CONTENTS*

                                                                                                                     Page
                                                                                                                     ----
PARTIES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1

PRELIMINARY STATEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1


                                                       ARTICLE ONE.

                                                       DEFINITIONS.

SECTION 1.01.              Certain terms defined; other terms defined in Trust Indenture Act of 1939 or by reference therein in Securities Act of 1933, as amended, to have
                           meanings therein assigned  . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1
                           Attributable Debt    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1
                           Authorized Newspaper   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         2
                           Board of Directors   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         2
                           Board Resolution   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         2
                           Business Day   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         2
                           Certificate of a Firm of Independent Public Accountants  . . . . . . . . . . . . .         2
                           Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         2
                           Consolidated Net Tangible Assets   . . . . . . . . . . . . . . . . . . . . . . . .         3
                           Corporate Trust Office   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         3
                           Event of Default; default  . . . . . . . . . . . . . . . . . . . . . . . . . . . .         3
                           Guarantee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         3
                           Guarantor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         3
                           Holder   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         4
                           Indebtedness   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         4
                           Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         4
                           Officers' Certificate    . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         5
                           Opinion of Counsel   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         5
                           Principal Property   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         5
                           Private Placement Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         5
                           Responsible Officer    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         5
                           Restricted Subsidiary    . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         5
                           Sale and Leaseback Transaction   . . . . . . . . . . . . . . . . . . . . . . . . .         6
                           Senior Debt Security; "outstanding" with reference to Senior Debt Securities   . .         7
                           Senior Debt Security Register; Senior Debt Security Registrar  . . . . . . . . . .         7
                           Series   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         7


__________________________________

     * The Table of Contents, comprising pages i to xv inclusive, is not part of the Indenture.

                                                                                                                     Page
                                                                                                                     ----
                           Series Supplement or Supplement  . . . . . . . . . . . . . . . . . . . . . . . . .         7
                           Subsidiary   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         7
                           Trust Indenture Act of 1939  . . . . . . . . . . . . . . . . . . . . . . . . . . .         7
                           Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         7
                           Unrestricted Subsidiary    . . . . . . . . . . . . . . . . . . . . . . . . . . . .         7

                                                       ARTICLE TWO.

                                           ISSUE, DESCRIPTION, FORM, EXECUTION,
                                               REGISTRATION OF TRANSFER AND
                                           EXCHANGE OF SENIOR DEBT SECURITIES.

SECTION 2.01.              Form of Senior Debt Securities and Certificate of Authentication.  . . . . . . . .         8

SECTION 2.02.              Amount unlimited; Senior Debt Securities issuable in Series;
                             Certain related provisions   . . . . . . . . . . . . . . . . . . . . . . . . . .        14

SECTION 2.03.              Authentication and delivery of Senior Debt Securities    . . . . . . . . . . . . .        14

SECTION 2.04.              Date of Senior Debt Securities and denominations   . . . . . . . . . . . . . . . .        14

SECTION 2.05.              Execution of Senior Debt Securities    . . . . . . . . . . . . . . . . . . . . . .        15

SECTION 2.06.              Exchange of Senior Debt Securities   . . . . . . . . . . . . . . . . . . . . . . .        16
                           Senior Debt Securities to be accompanied by proper instruments
                             of transfer    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        16
                           Charges upon exchange, registration or transfer or registration of
                             Senior Debt Securities   . . . . . . . . . . . . . . . . . . . . . . . . . . . .        16
                           Restrictions on issue, registration of transfer or exchange at certain
                             times  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        16

SECTION 2.07.              Temporary Senior Debt Securities   . . . . . . . . . . . . . . . . . . . . . . . .        17

SECTION 2.08.              Mutilated, destroyed, lost or stolen Senior Debt Securities    . . . . . . . . . .        18

SECTION 2.09.              Cancellation of surrendered Senior Debt Securities   . . . . . . . . . . . . . . .        18

                                                                                                                     Page
                                                                                                                     ----
SECTION 2.10.              Provisions of the Indenture and Senior Debt Securities for the sole benefit
                             of the parties, holders of Senior Debt Securities    . . . . . . . . . . . . . .        18


                                                      ARTICLE THREE.

                                                 GUARANTEE OF FINA, INC.

SECTION 3.01.              Unconditional Guarantee    . . . . . . . . . . . . . . . . . . . . . . . . . . . .        19

SECTION 3.02.              Execution and Authentication of Guarantee    . . . . . . . . . . . . . . . . . . .        19

SECTION 3.03.              Release of Guarantee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        20


                                                      ARTICLE FOUR.

                                                REDEMPTION OF SENIOR DEBT
                                                SECURITIES - SINKING FUND.

SECTION 4.01.              Redemption prices of Senior Debt Securities    . . . . . . . . . . . . . . . . . .        20
                           Restriction on redemption of Senior Debt Securities    . . . . . . . . . . . . . .        20

SECTION 4.02.              Mailing of notice of redemption    . . . . . . . . . . . . . . . . . . . . . . . .        20
                           Selection of Senior Debt Securities in case less than all Senior Debt
                             Securities to be redeemed    . . . . . . . . . . . . . . . . . . . . . . . . . .        20

SECTION 4.03.              When Senior Debt Securities called for redemption become due and payable   . . . .        21

SECTION 4.04.              Sinking Fund; amounts and payment dates  . . . . . . . . . . . . . . . . . . . . .        22

SECTION 4.05.              Credits against Sinking Fund payments  . . . . . . . . . . . . . . . . . . . . . .        23

SECTION 4.06.              Certificates and Senior Debt Securities to be delivered to the Trustee   . . . . .        23

SECTION 4.07.              Cash to be delivered to the Trustee  . . . . . . . . . . . . . . . . . . . . . . .        24

SECTION 4.08.              Application of Sinking Fund payments to redemption of Senior Debt Securities   . .        24

                                                                                                                     Page
                                                                                                                     ----
SECTION 4.09.              Manner of redeeming Senior Debt Securities   . . . . . . . . . . . . . . . . . . .        24
                           Sinking Fund redemption price  . . . . . . . . . . . . . . . . . . . . . . . . . .        24

SECTION 4.10.              Application of Sinking Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . .        24

SECTION 4.11.              Cancellation and destruction of redeemed Senior Debt Securities  . . . . . . . . .        25

SECTION 4.12.              Sinking Fund moneys to be held as security during continuance of Event of
                             Default; exceptions . . . . .  . . . . . . . . . . . . . . . . . . . . . . . . .        25


                                                      ARTICLE FIVE.

                                  PARTICULAR COVENANTS OF THE COMPANY AND THE GUARANTOR.

SECTION 5.01.              Payment of principal of and premium, if any, and interest on Senior Debt
                             Securities  . . . . . .  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        25

SECTION 5.02.              Maintenance of office or agency for registration, registration of transfer,
                             exchange and payment of Senior Debt Securities   . . . . . . . . . . . . . . . .        25

SECTION 5.03.              Prohibition of extension of claims for interest  . . . . . . . . . . . . . . . . .        26

SECTION 5.04.              Appointment to fill a vacancy in the office of Trustee   . . . . . . . . . . . . .        26

SECTION 5.05.              (a)  Duties of paying agent    . . . . . . . . . . . . . . . . . . . . . . . . . .        26
                           (b)  Company as paying agent   . . . . . . . . . . . . . . . . . . . . . . . . . .        26
                           (c)  Turnover to Trustee by paying agent or Company  . . . . . . . . . . . . . . .        26
                           (d)  Holding sums in trust   . . . . . . . . . . . . . . . . . . . . . . . . . . .        26

SECTION 5.06.              Company to furnish annual compliance certificate   . . . . . . . . . . . . . . . .        27

SECTION 5.07.              Limitation on Liens    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        27

SECTION 5.08.              Limitation on Sale and Leaseback Transactions    . . . . . . . . . . . . . . . . .        29

                                                                                                                     Page
                                                                                                                     ----
                                                       ARTICLE SIX.

                                             LISTS OF HOLDERS OF SENIOR DEBT
                                              SECURITIES AND REPORTS BY THE
                                                 COMPANY AND THE TRUSTEE.

SECTION 6.01.              Company to furnish Trustee information as to names and addresses of holders
                             of Senior Debt Securities    . . . . . . . . . . . . . . . . . . . . . . . . . .        30

SECTION 6.02.              (a)  Trustee to preserve information as to names and addresses of holders
                                  of Senior Debt Securities   . . . . . . . . . . . . . . . . . . . . . . . .        30
                                Trustee may destroy list of holders of Senior Debt Securities on
                                  certain conditions  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        30
                           (b)  Trustee to make information as to names and addresses of holders of Senior
                                  Debt Securities available to "applicants" or mail communications to holders
                                  of Senior Debt Securities in certain circumstances    . . . . . . . . . . .        30
                                Procedure if Trustee elects not to make information available to
                                  "applicants"    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        30
                           (c)  Company and Trustee not accountable for disclosure of information   . . . . .        30

SECTION 6.03.              (a)  Annual and other reports to be filed by Company and the Guarantor
                                  with Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        32
                           (b)  Additional information and reports to be filed with Trustee and
                                  Securities and Exchange Commission    . . . . . . . . . . . . . . . . . . .        32
                           (c)  Summaries of information and reports to be transmitted by Company and the
                                  Guarantor to holders of Senior Debt Securities    . . . . . . . . . . . . .        32

SECTION 6.04.              (a)  Trustee to transmit reports to holders of Senior Debt Securities    . . . . .        33

                                                                                                                     Page
                                                                                                                     ----
                           (b)  Trustee to transmit certain further reports to holders of Senior Debt
                                  Securities    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        33
                           (c)  To which holders of Senior Debt Securities reports are to be mailed   . . . .        33
                           (d)  Copies of reports to be filed with stock exchanges and Securities and
                                  Exchange Commission   . . . . . . . . . . . . . . . . . . . . . . . . . . .        33


                                                      ARTICLE SEVEN.

                                           REMEDIES OF THE TRUSTEE AND HOLDERS
                                                OF SENIOR DEBT SECURITIES
                                                   IN EVENT OF DEFAULT.

SECTION 7.01.              Events of Default defined  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        35
                           Acceleration of maturity upon Event of Default   . . . . . . . . . . . . . . . . .        35
                           Waiver of default and rescission of declaration of acceleration  . . . . . . . . .        35
                           Restoration of former position and rights upon curing of all defaults  . . . . . .        35

SECTION 7.02.              Covenant of Company to pay to Trustee whole amount due on Senior Debt Securities
                             on default in payment of interest   . . . . . . . .  . . . . . . . . . . . . . .        37
                           Trustee may recover judgment for whole amount due on Senior Debt Securities
                             on failure of Company to pay   . . . . . . . . . . . . . . . . . . . . . . . . .        37
                           Filing of proof of claim by Trustee in bankruptcy, reorganization,
                             receivership, or other judicial proceedings    . . . . . . . . . . . . . . . . .        37
                           Trustee may enforce rights of action and assert claims without possession of
                             Senior Debt Securities     . . . . . . . . . . . . . . . . . . . . . . . . . . .        37
                           Trustee may enforce rights vested in it by Indenture by appropriate judicial
                             proceedings    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        37

SECTION 7.03.              Application of moneys collected by Trustee   . . . . . . . . . . . . . . . . . . .        39

SECTION 7.04.              Limitation on suits by holders of Senior Debt Securities   . . . . . . . . . . . .        40

                                                                                                                     Page
                                                                                                                     ----
SECTION 7.05.              Remedies cumulative    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        41
                           Delay or omission in exercise of rights not a waiver of default  . . . . . . . . .        41

SECTION 7.06.              Rights of holders of majority in principal amount of Senior Debt Securities of
                             a Series to direct Trustee and to waive default  . . . . . . . . . . . . . . . .        41

SECTION 7.07.              Trustee to give notice of defaults known to it, but may withhold in certain
                             circumstances .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        42

SECTION 7.08.              Requirement of an undertaking to pay costs in certain suits under the
                             Indenture or against the Trustee   . . . . . . . . . . . . . . . . . . . . . . .        42


                                                      ARTICLE EIGHT.

                                                 CONCERNING THE TRUSTEE.

SECTION 8.01.              Upon Event of Default occurring and continuing, Trustee shall exercise powers vested in it, and use same degree of care and skill in their exercise, as a
                             prudent man would use  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        42
                           Trustee not relieved from liability for negligence or willful misconduct
                             except as provided in this Section   . . . . . . . . . . . . . . . . . . . . . .        42
                           (a)  Prior to Event of Default and after the curing of all Events of Default which may have occurred
                                (1)  Trustee not liable except for performance of duties specifically set
                                       forth  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        42
                                (2)  In absence of bad faith, Trustee may conclusively rely on certificates or opinions furnished it hereunder, subject to duty to examine the
                                        same if specifically required to be furnished to it   . . . . . . . .        42
                           (b)  Trustee not liable for error of judgment made in good faith by responsible
                                  officer unless Trustee negligent  . . . . . . . . . . . . . . . . . . . . .        42

                                                                                                                     Page
                                                                                                                     ----
                           (c)  Trustee not liable for action or non-action in accordance with direction of holders of majority in principal amount of Senior Debt Securities
                                  of a Series   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        42
                           Trustee not required to expend own funds   . . . . . . . . . . . . . . . . . . . .        42

SECTION 8.02.              Subject to provisions of Section 8.01:
                           (a)  Trustee may rely on documents believed genuine and properly signed or
                                  presented   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        44
                           (b)  Sufficient evidence by certain instruments provided for   . . . . . . . . . .        44
                           (c)  Trustee may act on Opinion of Counsel   . . . . . . . . . . . . . . . . . . .        44
                           (d)  Trustee may require indemnity from holders of Senior Debt Securities  . . . .        44
                           (e)  Trustee not liable for action in good faith believed to be authorized . . . .        44
                           (f)  Trustee not bound to make any investigation of any document   . . . . . . . .        44
                           (g)  Trustee may act through agent   . . . . . . . . . . . . . . . . . . . . . . .        44

SECTION 8.03.              Trustee not liable for recitals in Indenture or in Senior Debt Securities  . . . .        45
                           No representations by Trustee as to validity of Indenture or of Senior Debt
                             Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        45
                           Trustee not accountable for use of Senior Debt Securities or proceeds  . . . . . .        45

SECTION 8.04.              Trustee, paying agent or Senior Debt Security Registrar may own Senior Debt
                             Securities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        45

SECTION 8.05.              Moneys received by Trustee to be held in trust without interest  . . . . . . . . .        45

SECTION 8.06.              Trustee entitled to compensation, reimbursement and indemnity  . . . . . . . . . .        45
                           Obligations to Trustee to be secured by lien prior to Senior Debt Securities . . .        45

SECTION 8.07.              Right of Trustee to rely on Officers' Certificate where no other evidence
                             specifically prescribed    . . . . . . . . . . . . . . . . . . . . . . . . . . .        46

                                                                                                                     Page
                                                                                                                     ----
SECTION 8.08.              (a)  Trustee acquiring conflicting interest to eliminate conflict
                                  or resign . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        47
                           (b)  Notice to holders of Senior Debt Securities in case of
                                  failure to comply with subsection (a) . . . . . . . . . . . . . . . . . . .        47
                           (c)  Definition of conflicting interest  . . . . . . . . . . . . . . . . . . . . .        47
                           (d)  Definition of certain terms   . . . . . . . . . . . . . . . . . . . . . . . .        47
                           (e)  Calculations of percentage of securities    . . . . . . . . . . . . . . . . .        47

SECTION 8.09.              Requirements for eligibility of Trustee  . . . . . . . . . . . . . . . . . . . . .        53

SECTION 8.10.              (a)  Resignation of Trustee    . . . . . . . . . . . . . . . . . . . . . . . . . .        53
                           (b)  Removal of Trustee by Company or court on application of
                                  holders of Senior Debt Securities . . . . . . . . . . . . . . . . . . . . .        53
                           (c)  Removal of Trustee by Company   . . . . . . . . . . . . . . . . . . . . . . .        53
                           (d)  Removal of Trustee by holders of majority in principal amount of
                                  Senior Debt Debt Securities . . . . . . . . . . . . . . . . . . . . . . . .        53
                           (e)  Time when resignation or removal of Trustee effective   . . . . . . . . . . .        53
                           (f)  Company to deliver notice of appointment of successor trustee   . . . . . . .        53

SECTION 8.11.              Acceptance by successor to Trustee   . . . . . . . . . . . . . . . . . . . . . . .        55

SECTION 8.12.              Successor to Trustee by merger, consolidation or succession to business. . . . . .        56

SECTION 8.13.              (a)  Limitations on rights of Trustee as a creditor to obtain payment of certain claims, within three months prior to default or during
                                  default, or to realize on property as such creditor thereafter  . . . . . .        57
                           (b)  Certain creditor relationships excluded   . . . . . . . . . . . . . . . . . .        57
                           (c)  Definition of certain terms   . . . . . . . . . . . . . . . . . . . . . . . .        57


                                                      ARTICLE NINE.

                                                CONCERNING THE HOLDERS OF
                                                 SENIOR DEBT SECURITIES.

SECTION 9.01.              Evidence of action by holders of Senior Debt Securities  . . . . . . . . . . . . .        61

                                                                                                                     Page
                                                                                                                     ----
SECTION 9.02.              Proof of execution of instruments and of holding of Senior
                             Debt Securities    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        61

SECTION 9.03.              Who may be deemed owners of Senior Debt Securities   . . . . . . . . . . . . . . .        62

SECTION 9.04.              Senior Debt Securities owned by Company or controlled or
                             controlling companies disregarded for certain purposes   . . . . . . . . . . . .        62

SECTION 9.05.              Instruments executed by holders of Senior Debt Securities
                             bind future holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        63


                                                       ARTICLE TEN.

                                                  MEETINGS OF HOLDERS OF
                                                 SENIOR DEBT SECURITIES.

SECTION 10.01.             Purposes for which meetings may be called  . . . . . . . . . . . . . . . . . . . .        63

SECTION 10.02.             Manner of calling meetings   . . . . . . . . . . . . . . . . . . . . . . . . . . .        64

SECTION 10.03.             Call of meetings by Company or holders of Senior Debt
                             Securities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        64

SECTION 10.04.             Who may attend and vote at meetings  . . . . . . . . . . . . . . . . . . . . . . .        64

SECTION 10.05.             Regulations may be made by Trustee   . . . . . . . . . . . . . . . . . . . . . . .        64
                           Conduct of the meeting   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        64
                           Voting rights-adjournment  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        64

SECTION 10.06.             Manner of voting at meetings and record to be kept   . . . . . . . . . . . . . . .        65


                                                     ARTICLE ELEVEN.

                                                 SUPPLEMENTAL INDENTURES.

SECTION 11.01.             Purposes for which supplemental indentures may be entered into
                             without consent of holders of Senior Debt Securities   . . . . . . . . . . . . .        66

                                                                                                                     Page
                                                                                                                     ----
SECTION 11.02.             Modification of Indenture with consent of holders of majority in
                             principal amount of Senior Debt Securities of a Series   . . . . . . . . . . . .        67

SECTION 11.03.             Effect of supplemental indentures  . . . . . . . . . . . . . . . . . . . . . . . .        68

SECTION 11.04.             Senior Debt Securities may bear notation of changes by
                             supplemental indentures    . . . . . . . . . . . . . . . . . . . . . . . . . . .        69


                                                     ARTICLE TWELVE.

                                                  CONSOLIDATION, MERGER,
                                                   SALE OR CONVEYANCE.

SECTION 12.01.             Consolidations and mergers of Company and conveyances permitted    . . . . . . . .        69

                           Assumption of obligations of Company by successor company or transferee  . . . . .        69

SECTION 12.02.             Rights and duties of successor corporation   . . . . . . . . . . . . . . . . . . .        70
                           Appropriate changes may be made in form of Senior Debt Securities  . . . . . . . .        70

SECTION 12.03.             Opinion of Counsel   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        70


                                                    ARTICLE THIRTEEN.

                                              SATISFACTION AND DISCHARGE OF
                                               INDENTURE; UNCLAIMED MONEYS.

SECTION 13.01.             Satisfaction and discharge of Indenture  . . . . . . . . . . . . . . . . . . . . .        71

SECTION 13.02.             Application by Trustee of funds deposited for payment of
                             Senior Debt Securities   . . . . . . . . . . . . . . . . . . . . . . . . . . . .        72

SECTION 13.03.             Repayment of moneys held by paying agent   . . . . . . . . . . . . . . . . . . . .        72

SECTION 13.04.             Repayment of moneys held by Trustee  . . . . . . . . . . . . . . . . . . . . . . .        72

SECTION 13.05.             Reinstatement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        73

                                                                                                                     Page
                                                                                                                     ----
                                                    ARTICLE FOURTEEN.

                                                IMMUNITY OF INCORPORATORS,
                                          STOCKHOLDERS, OFFICERS AND DIRECTORS.

SECTION 14.01.             Incorporators, stockholders, officers and directors of Company and Guarantor
                             exempt from individual liability   . . . . . . . . . . . . . . . . . . . . . . .        73


                                                     ARTICLE FIFTEEN.

                                                MISCELLANEOUS PROVISIONS.

SECTION 15.01.             Successors and assigns of Company bound by Indenture   . . . . . . . . . . . . . .        74

SECTION 15.02.             Acts of board, committee or officer of successor corporation valid   . . . . . . .        74

SECTION 15.03.             Surrender of powers by Company   . . . . . . . . . . . . . . . . . . . . . . . . .        74

SECTION 15.04.             Service of required notices or demands   . . . . . . . . . . . . . . . . . . . . .        74

SECTION 15.05.             Notice to holders of Senior Debt Securities    . . . . . . . . . . . . . . . . . .        74

SECTION 15.06.             Indenture and Senior Debt Securities to be construed in accordance with the
                             laws of the State of Texas   . . . . . . . . . . . . . . . . . . . . . . . . . .        75

SECTION 15.07.             Officers' Certificate and Opinion of Counsel to be furnished upon
                             applications or demands by the Company   . . . . . . . . . . . . . . . . . . . .        75
                           Statements to be included in each certificate or opinion with respect
                             to compliance with a condition or covenant   . . . . . . . . . . . . . . . . . .        75

SECTION 15.08.             Payments due on Sundays and holidays   . . . . . . . . . . . . . . . . . . . . . .        76

SECTION 15.09.             Provisions required by Trust Indenture Act of 1939 to control    . . . . . . . . .        76

SECTION 15.10.             Severability   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        76

SECTION 15.11.             Indenture may be executed in counterparts  . . . . . . . . . . . . . . . . . . . .        76

SECTION 15.12.             Computation of interest    . . . . . . . . . . . . . . . . . . . . . . . . . . . .        76

                                                                                                                     Page
                                                                                                                     ----
SECTION 15.13.             Acceptance of trusts by Trustee    . . . . . . . . . . . . . . . . . . . . . . . .        76

TESTIMONIUM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        76

SIGNATURES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        76


EXHIBIT A                  Form of Series Supplement
EXHIBIT B                  Form of Notation of Guarantee

         INDENTURE, dated as of ______________, 199__, among FINA OIL AND CHEMICAL COMPANY, a corporation duly organized and existing under the laws of the State of Delaware, as issuer (hereinafter sometimes referred to as the "Company"), FINA, INC., a corporation duly organized and existing under the laws of the State of Delaware, as guarantor (hereinafter referred to as the "Guarantor"), and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States of America, as trustee (hereinafter sometimes referred to as the "Trustee").

                             PRELIMINARY STATEMENT

         The Company has duly authorized the execution and delivery of this Indenture to provide for one or more series of Senior Debt Securities, issuable as provided in this Indenture. Each series of such Senior Debt Securities will be issued only under a separate Series Supplement to this Indenture duly executed and delivered by the Company, the Guarantor and the Trustee and limited to amounts therein prescribed. All covenants and agreements made by the Company and the Guarantor herein are for the benefit and security of the holders of Senior Debt Securities. The Company and the Guarantor are entering into this Indenture, and the Trustee is accepting the trust created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.


                                  ARTICLE ONE.

                                  DEFINITIONS.

         SECTION 1.01. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. All other terms used in this Indenture which are defined in the Trust Indenture Act of 1939 or which are by reference therein defined in the Securities Act of 1933, as amended (except as herein otherwise expressly provided or unless the context otherwise requires), shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of this Indenture as originally executed.

Attributable Debt:

         The term "Attributable Debt" shall mean, with respect to a Sale and Leaseback Transaction with respect to any Principal Property, the lesser of:
(a) the fair market value of such property (as determined in good faith by the Board of Directors); or (b) the present value of the total net amount of rent required to be paid under such lease during the remaining term thereof (including any period for which such lease has been extended and excluding any unexercised renewal or other extension options exercisable by the lessee, and excluding amounts on account of maintenance and repairs, services, taxes and similar charges and contingent rents), discounted at the rate of interest set forth or implicit in the terms of such lease compounded semi-annually.

Authorized Newspaper:

         The term "authorized newspaper" shall mean a newspaper printed in the English language and customarily published at least once a day for at least five days in each calendar week, whether or not published on Saturdays, Sundays or legal holidays, and of general circulation in the Borough of Manhattan, The City of New York. Whenever under the provisions of this Indenture two or more publications of a notice or other communication are required or permitted, such publications may be in the same or different newspapers.

Board of Directors:

         The term "Board of Directors" shall mean either the Board of Directors of the Company or the Guarantor, as the context requires, or any committee of such Board of Directors duly authorized to act on its behalf.

Board Resolution:

         The term "Board Resolution" shall mean one or more resolutions, certified by the secretary or an assistant secretary of the Company or the Guarantor, as the case may be, to have been duly adopted or consented to by such Board of Directors and to be in full force and effect, and delivered to the Trustee.

Business Day:

         The term "business day" shall mean any day except a Saturday, a Sunday or a day on which banking institutions are legally authorized to close in The City of New York, New York, or The City of Dallas, Texas.

Certificate of a Firm of Independent Public Accountants:

         The term "Certificate of a Firm of Independent Public Accountants" shall mean a certificate signed by an individual, partnership or corporation engaged in accounting work who may be the accountants regularly employed by the Company.

Company:

         The term "Company" shall mean FINA OIL AND CHEMICAL COMPANY, a Delaware corporation, and, subject to the provisions of Article Twelve, shall also include its successors and assigns.

Consolidated Net Tangible Assets:

         The term "Consolidated Net Tangible Assets" shall mean the aggregate amount of assets included on the most recent consolidated balance sheet of the Guarantor and its Restricted Subsidiaries, less applicable reserves and other properly deductible items and after deducting therefrom (a) all current liabilities and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense, and other like intangibles, all in accordance with generally accepted accounting principles consistently applied.

Corporate Trust Office:

         The term "corporate trust office" of the Trustee shall mean an office or agency of the Trustee in the City of Dallas, Texas, designated by the Trustee, from time to time, as the Trustee's corporate trust office for purposes of this Indenture, which office at the date of the execution of this Indenture is located at Texas Commerce Tower, 2200 Ross Avenue, Fifth Floor, Dallas, Texas 75201.

Event of Default; default:

         The term "Event of Default" shall mean any event specified in Section 7.01, continued for the period of time, if any, and after the giving of notice, if any, therein designated.

         Unless the context otherwise requires, the term "default" shall mean any occurrence which is, or with notice or the lapse of time or both would become, an Event of Default; provided that any occurrence which would become an Event of Default pursuant to Section 7.01(c) hereof shall not be deemed a default (but may nonetheless constitute an Event of Default upon notice and lapse of time as provided in Section 7.01(c)) for purposes of the Indenture until the expiration of five days after such occurrence shall first become known, or in the exercise of reasonable care should become known, to an officer of the Company. Notwithstanding the proviso clause of the immediately preceding sentence, for purposes of Section 8.08 hereof, the term "default" shall mean any occurrence which is, or with notice of the lapse of time or both would become, an Event of Default.

Guarantee:

         The term "Guarantee" shall have the meaning specified in Section 3.01.

Guarantor:

         The term "Guarantor" shall mean FINA, INC., a Delaware corporation, and, subject to the provisions of Article Three, shall also include its successors and assigns.

Holder:

         The term "holder", "holder of Senior Debt Securities", or other similar term, shall mean any person in whose name a Senior Debt Security shall at the time be registered in the Senior Debt Security Register kept for that purpose.

Indenture:

         The term "Indenture" shall mean this instrument as originally executed, or, if amended or supplemented as herein provided, as so amended or supplemented.

Indebtedness:

         With respect to any person, the term "Indebtedness" shall mean, without duplication:

                 (a) (i) the principal of and premium, if any, and interest, if any, on indebtedness for money borrowed of such person, indebtedness of such person evidenced by bonds, notes, debentures or similar obligations, and any guaranty by such person of any indebtedness for money borrowed or indebtedness evidenced by bonds, notes, debentures or similar obligations of any other person, whether any such indebtedness or guaranty is outstanding on the date of this Indenture or is thereafter created, assumed or incurred, (ii) the principal of and premium, if any, and interest, if any, on indebtedness incurred, assumed or guaranteed by such person in connection with the acquisition by it or any of its subsidiaries of any other business, properties or other assets, and (iii) lease obligations which such person capitalized in accordance with Statement of Financial Accounting Standards No. 13 promulgated by the Financial Accounting Standards Board or such other generally accepted accounting principles as may be from time to time in effect;

                 (b) Any other indebtedness of such person, including any indebtedness representing the balance deferred and unpaid of the purchase price of any property or interest therein, and any guaranty, endorsement or other contingent obligation of such person in respect of any indebtedness of another that is outstanding on the date of this Indenture or is thereafter created, assumed or incurred by such person;

                 (c) Obligations of such person under interest rate, commodity or currency swaps, caps, collars, options and similar arrangements;

                 (d) Obligations of such person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction; and

                 (e) Any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described as Indebtedness in clauses (a) through (d) above.

Officers' Certificate:

         The term "Officers' Certificate" shall mean a certificate signed by the Chairman of the Board, the President or any Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Company. Each such certificate shall include the statements provided for in Section 15.07, if and to the extent required by the provisions thereof.

Opinion of Counsel:

         The term "Opinion of Counsel" shall mean an opinion in writing signed by legal counsel who shall be satisfactory to the Trustee and may be counsel to the Company. Each such opinion shall include the statements provided for in
Section 15.07, if and to the extent required by the provisions thereof.

Principal Property:

         The term "Principal Property" shall mean any parcel of real property and related fixtures or improvements owned by the Guarantor or any Restricted Subsidiary and located in the United States, the aggregate book value of which, less accumulated depreciation, on the date of determination exceeds $50 million, other than any such real property and related fixtures or improvements which, as determined in good faith by the Board of Directors of the Guarantor, is not of material importance to the total business conducted by the Guarantor and its subsidiaries taken as a whole.

Private Placement Notes:

         The term "Private Placement Notes" shall mean the Company's $117,000,000 principal amount of 6.64% Series A Senior Notes due May 1, 2000; $125,000,000 principal amount of 7.13% Series B Senior Notes due May 1, 2002; and $33,000,000 principal amount of Series C Senior Notes due May 1, 2003.

Responsible Officer:

         The term "responsible officer" when used with respect to the Trustee shall mean the chairman or the vice-chairman of the board of directors, the chairman of the executive committee of the board of directors, the president, any vice president, any second or assistant vice president, the cashier, any assistant cashier, the secretary, any assistant secretary, the treasurer, any assistant treasurer, any senior trust officer or trust officer, or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

Restricted Subsidiary:

         The term "Restricted Subsidiary" shall mean (a) any Subsidiary other than an Unrestricted Subsidiary, and (b) any Subsidiary which was an Unrestricted Subsidiary but which, subsequent to the date hereof, is designated by the Guarantor (by Board Resolution) to be a Restricted Subsidiary; provided, however, that the Guarantor may not designate any such Subsidiary to be a Restricted Subsidiary if the Guarantor would thereby breach any covenant or agreement herein contained (on the assumption that any outstanding Indebtedness of such Subsidiary was incurred at the time of such designation).

Sale and Leaseback Transaction:

         The term "Sale and Leaseback Transaction" shall mean any arrangement with any person providing for the leasing by the Guarantor or any Restricted Subsidiary of any Principal Property which has been or is to be sold or transferred by the Guarantor or such Restricted Subsidiary to such person; provided, however, that "Sale and Leaseback Transaction" shall not include such arrangements that were existing on the date of this Indenture or at the time any person owning a Principal Property shall become a Restricted Subsidiary.

Senior Debt Security; "outstanding" with reference to Senior Debt Securities:

         The term "Senior Debt Security" or "Senior Debt Securities" shall mean a Senior Debt Security or Senior Debt Securities, as the case may be, consisting of bonds, debentures, notes and/or other unsecured evidences of indebtedness, authenticated and delivered under this Indenture.

         The term "outstanding", when used with reference to Senior Debt Securities, shall, subject to the provisions of Section 9.04, mean, as of any particular time, all Senior Debt Securities authenticated and delivered by the Trustee under this Indenture, except:

                 (a) Senior Debt Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

                 (b) Senior Debt Securities called for payment or redemption for which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own paying agent), provided that, if such Senior Debt Securities are to be redeemed, notice of such redemption shall have been given as in Article Four provided or provision satisfactory to the Trustee shall have been made for giving such notice; and

                 (c) Senior Debt Securities in lieu of or in substitution for which other Senior Debt Securities shall have been authenticated and delivered pursuant to the terms of Section 2.08.

Senior Debt Security Register; Senior Debt Security Registrar:

         The terms "Senior Debt Security Register" and "Senior Debt Security Registrar" shall have the respective meanings specified in Section 2.06.

Series:

         The term "Series" shall mean a separate series of Senior Debt Securities issued pursuant to this Indenture and the related Series Supplement.

Series Supplement or Supplement:

         The term "Series Supplement" or "Supplement" shall mean an indenture supplemental to this Indenture, in substantially the form attached hereto as Exhibit A, that authorizes a particular Series.

Subsidiary

         The term "Subsidiary" shall mean any corporation of which the Guarantor, or the Guarantor and one or more Subsidiaries, or any one or more Subsidiaries, directly or indirectly own voting securities entitling any one or more of the Guarantor and its Subsidiaries to elect a majority to the directors, either at all times or, so long as there is no default or contingency which permits the holders of any other class or classes of securities to vote for the election of one or more directors.

Trust Indenture Act of 1939:

         The term "Trust Indenture Act of 1939" (except as herein otherwise expressly provided or unless the context otherwise requires) shall mean the Trust Indenture Act of 1939 as in force at the date of this Indenture as originally executed.

Trustee:

         The term "Trustee" shall mean Texas Commerce Bank National Association, and, subject to the provisions of Article Eight, shall also include its successors and assigns.

Unrestricted Subsidiary:

         The term "Unrestricted Subsidiary" shall mean (a) any Subsidiary acquired or organized after the date hereof, provided, however, that such Subsidiary shall not be a successor, directly or indirectly, to any Restricted Subsidiary, and (b) any Subsidiary substantially all the assets of which consist of stock or other securities of a Subsidiary or Subsidiaries of the character described in clause
(a) of this paragraph, unless and until such Subsidiary shall have been designated to be a Restricted Subsidiary pursuant to clause (b) of the definition of "Restricted Subsidiary".


                                  ARTICLE TWO.

         ISSUE, DESCRIPTION, FORM, EXECUTION, REGISTRATION OF TRANSFER
                    AND EXCHANGE OF SENIOR DEBT SECURITIES.

         SECTION 2.01. The Senior Debt Securities and the Trustee's certificate of authentication are to be substantially in the forms set forth in this Section 2.01, with such appropriate insertions, omissions, substitutions, amendments, changes and other variations as are required or permitted by this Indenture or any Series Supplement, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange on which the Senior Debt Securities may be listed or as may, consistently herewith, be determined by the officers executing such Senior Debt Securities as evidenced by their execution of the Senior Debt Securities.

         The definitive Senior Debt Securities shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner permitted by any Series Supplement or the rules of any securities exchange on which the Senior Debt Securities may be listed, all as determined by the officers executing such Senior Debt Securities, as evidenced by their execution of such Senior Debt Securities.

         The form of Senior Debt Securities and the Trustee's certificate of authentication are to be substantially in the following forms, respectively:

                     [FORM OF FACE OF SENIOR DEBT SECURITY]


No. ____________               [$]______________              CUSIP____________


                         FINA OIL AND CHEMICAL COMPANY

                             [SENIOR DEBT SECURITY]

                     GUARANTEED AS TO PAYMENT OF PRINCIPAL,
                        PREMIUM, IF ANY, AND INTEREST BY
                                   FINA, INC.

         FINA OIL AND CHEMICAL COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as the "Company"), for value received, hereby promises to pay to ___________________________ __________________ or registered assigns, the principal sum of _____________________ [Currency of Issue and Payment] on _ _________________, ____, in such coin or currency of the [Country Whose Currency is Designated] as at the time of payment is legal tender for the payment of public and private debts, and to pay interest on said principal sum at the rate per annum specified in the title of this [Senior Debt Security], with respect to interest accrued from [insert accrual date] to the date of the current interest payment, to the registered holder hereof as of the close of business on the ______ day of the month preceding the month in which an interest payment is due, in like coin or currency, all at any office or agency of the Company to be maintained by the Company pursuant to Section 5.02 of the Indenture, which at all times shall include an office or agency in the City of Dallas, Texas, such interest payments to be made, except as otherwise provided in the Indenture hereinafter referred to, [insert interest frequency] on [insert payment dates], in each year, commencing ____________, 199__, until payment of said principal sum has been made or duly provided for; provided, however, that payment of interest may be made at the option of the Company by check mailed on or before such payment date to the address of the person entitled thereto as such address shall appear on the Senior Debt Security Register.

         This [Senior Debt Security] shall be deemed to be a contract made under the laws of the State of Texas, and for all purposes shall be construed in accordance with the laws of said State.

         Additional provisions of this [Senior Debt Security] are contained on the reverse hereof and such provisions shall for all purposes have the same effect as though fully set forth at this place.

         This [Senior Debt Security] shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture.

         IN WITNESS WHEREOF, FINA OIL AND CHEMICAL COMPANY has caused this instrument to be signed in its corporate name by the facsimile signature of its President or a Vice President and by its Secretary or an Assistant Secretary by his signature or a facsimile thereof, and a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

Dated:


                                        FINA OIL AND CHEMICAL COMPANY


[Seal]
                                        By ________________________________
                                           [Title]



ATTEST:


__________________________
[Title]



                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the [Senior Debt Securities] to which reference is made in the within-mentioned Indenture.



                                        TEXAS COMMERCE BANK NATIONAL
                                           ASSOCIATION,
                                        as Trustee



                                        By ________________________________
                                           Authorized Signature

                   [FORM OF REVERSE OF SENIOR DEBT SECURITY]

                         FINA OIL AND CHEMICAL COMPANY


       This [Senior Debt Security] is one of a duly authorized issue of Senior Debt Securities of the Company issued and to be issued in one or more Series, and this [Senior Debt Security] is one of the Series of Senior Debt Securities designated as its [Senior Debt Securities] (herein referred to as the [Senior Debt Securities]), limited to the aggregate principal amount of _____________________________________________ Million [Currency of Issue and
Payment] ([$]_ _________________), all issued or to be issued under and pursuant to an indenture dated as of __________________, 199__ (herein referred to as the "Indenture"), duly executed and delivered by the Company to Texas Commerce Bank National Association (referred to herein as the "Trustee"), to which Indenture and all indentures supplemental thereto (including the Series Supplement dated as of ________, 199__ which authorizes the [Senior Debt Securities]) reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Senior Debt Securities of each particular Series and the terms upon which the Senior Debt Securities of each Series are, and are to be, authenticated and delivered. All terms used in this Senior Debt Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture. As provided in the Indenture, the Senior Debt Securities are issuable in Series which may vary as in the Indenture provided or permitted.

       [The indebtedness evidenced by the [Senior Debt Securities] is, to the extent and in the manner provided in the Indenture and the Series Supplement, senior in right of payment to certain indebtedness of the Company.]

       As provided in the Indenture and subject to certain limitations set forth therein, the obligations of the Company under the Indenture are unconditionally guaranteed on an unsecured basis pursuant to the Guarantee endorsed hereon by FINA, Inc., as Guarantor. The Indenture provides that the Guarantor shall be released from the Guarantee and that the holder hereof shall have no further claim against the Guarantor upon compliance with certain conditions.

       In case an Event of Default shall have occurred and be continuing with respect to the [Senior Debt Securities], the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture. The Indenture provides that in certain events such declaration and its consequences may be waived by the holders of a majority in aggregate principal amount of the [Senior Debt Securities] then outstanding. An Event of Default with respect to the Senior Debt Security of any other Series issued under the Indenture, including the failure to make any payment of principal or interest with respect thereto when and as due, will not be an Event of Default with respect to the [Senior Debt Securities].

       The Indenture contains provisions permitting the Company, the Guarantor and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the [Senior Debt Securities] at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the [Senior Debt Securities]; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any [Senior Debt Securities], or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable on the redemption thereof, without the consent of the holder of each [Senior Debt Security] so affected, or (ii) reduce the aforesaid percentage of [Senior Debt Securities], the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of all [Senior Debt Securities] then outstanding. It is also provided in the Indenture that the holders of a majority in aggregate principal amount of the [Senior Debt Securities] at the time outstanding may on behalf of the holders of all the [Senior Debt Securities] waive any past default under the Indenture and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the [Senior Debt Securities]. Any such consent or waiver by the holder of this [Senior Debt Security] (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this [Senior Debt Security] and of any [Senior Debt Security] issued in exchange or substitution herefor, whether or not any notation of such consent or waiver is made upon this [Senior Debt Security].

       No reference herein to the Indenture and no provision of this [Senior Debt Security] or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this [Senior Debt Security] at the place, at the respective times, at the rate and in the currency herein prescribed.

       The [Senior Debt Securities] are issuable in registered form in denominations of $_____ and any integral multiple of $_____.

       [As provided in the Indenture, the [Senior Debt Securities] may be redeemed, at the option of the Company, as a whole or from time to time in part (otherwise than through the operation of the Sinking Fund), at any time prior to maturity, upon the notice referred to below, [on terms specified in the Series Supplement]. Notwithstanding the foregoing, no such redemption may be made prior to ___________, 19__, directly or indirectly from or in anticipation of moneys borrowed by the Company at an interest cost which is less than [interest rate of the [Senior Debt Securities] as specified in the Series Supplement].]

       [The [Senior Debt Securities] are entitled to the benefits of a Sinking Fund, operation of the provisions of which is required to begin on _________________, 19__ as provided in the Series Supplement. The [Senior Debt Securities] are subject to redemption (on notice as set forth below) through the operation of the Sinking Fund at a redemption price equal to the principal amount thereof, together with accrued interest to the date fixed for redemption.]

       Notice of redemption shall be given by mailing by first-class mail a notice of such redemption not less than 20 nor more than 60 days prior to the date fixed for redemption to the holders of [Senior Debt Securities] to be redeemed to their last addresses as they shall appear upon the Senior Debt Security Register for the [Senior Debt Securities], all as provided in the Indenture.

       Upon due presentment for registration of transfer of this [Senior Debt Security] at any designated office or agency of the Company to be maintained by the Company pursuant to Section 5.02 of the Indenture, which at all times shall include an office or agency in the City of Dallas, Texas, a new [Senior Debt Security] or [Senior Debt Securities] of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange herefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith, and the [Senior Debt Securities] may in like manner be exchanged for one or more new [Senior Debt Securities] of other authorized denominations but of the same aggregate principal amount.

       The Company, the Trustee, any paying agent and any Senior Debt Security Registrar (as defined in the Indenture) for the [Senior Debt Securities] may deem and treat the registered holder hereof as the absolute owner of this [Senior Debt Security] (whether or not this [Senior Debt Security] shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any such Senior Debt Security Registrar), for the purpose of receiving payment hereof or on account hereof and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any such Senior Debt Security Registrar shall be affected by any notice to the contrary.

       No recourse shall be had for the payment of the principal of, or premium, if any, or interest on, this [Senior Debt Security], or for any claim based hereon or otherwise in respect hereof, or based on or in respect of the Indenture, any indenture supplemental thereto or the Guarantee, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company, the Guarantor or of any successor corporation of either, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

                              ____________________

       SECTION 2.02. The aggregate principal amount of Senior Debt Securities which may be authenticated and delivered under this Indenture is unlimited.

       The Senior Debt Securities may, at the election of and as authorized by the Board of Directors, be issued in one or more Series, and a particular Series shall be designated as the Board of Directors may determine. Each Senior Debt Security shall bear upon its face the designation so selected for the Series for which it belongs. All Senior Debt Securities of the same Series shall be identical in all respects except for the denominations thereof.

       Each Series of Senior Debt Securities shall be created by a Series Supplement authorized by the Board of Directors in establishing the terms and provisions of such Series. The several Series may differ as between Series, in respect of any of the following matters: (1) designation of the Series; (2) the maximum aggregate principal amount of the Series; (3) accrual date; (4) interest rate; (5) stated maturity of principal; (6) payment dates; (7) authorized denominations; (8) currency of issue and payment; (9) redemption dates; (10) provisions relating to redemption of the related Series on an optional or mandatory basis by the Company or pursuant to a sinking fund; and
(11) any other provisions expressing or referring to the terms and conditions upon which the Senior Debt Securities of that Series are to be issued under this Indenture which are not in conflict with the provisions of this Indenture, or any provisions expressly amending or modifying the terms of this Indenture with respect to the Series of Senior Debt Securities to which such Series Supplement relates. Each Series of Senior Debt Securities shall rank equally in right of payment with other outstanding Series of Senior Debt Securities.

       In authorizing issuance of any Series, the Board of Directors shall determine and specify all matters in respect of the Senior Debt Securities of such Series set forth in clauses (1) to (11) inclusive and shall also determine and specify the form of Senior Debt Securities of such Series.

       SECTION 2.03. The Senior Debt Securities shall be executed by the Company and be delivered to the Trustee for authentication, and the Trustee shall thereupon, or from time to time thereafter, authenticate and deliver said Senior Debt Securities to and upon the written order of the Company, signed by its President or a Vice President and by its Treasurer, Assistant Treasurer, Secretary or Assistant Secretary, without any further action by the Company.

       SECTION 2.04. The Senior Debt Securities shall be issuable as registered Senior Debt Securities without coupons in denominations prescribed by the terms of the Series Supplement creating the particular Series. Each Senior Debt Security shall be dated the date of its authentication, shall bear interest from the applicable date, and shall be payable on the dates, as prescribed by the terms of the Series Supplement creating the particular Series.

       The person in whose name any Senior Debt Security is registered at the close of business on any record date (as hereinafter defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date (subject to the provisions of Article Four in the case of any Senior Debt Security or Senior Debt Securities, or portion thereof, redeemed on a date subsequent to the record date and on or prior to such interest payment date), except if and to the extent the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the persons in whose names outstanding Senior Debt Securities are registered on a subsequent special record date established by notice given by mail by or on behalf of the Company to the holders of Senior Debt Securities not less than 15 days preceding such special record date, which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment. The term "record date" as used with respect to any interest payment date shall mean the day of the calendar month prescribed by the terms of the Series Supplement creating the particular Series preceding the day on which such interest payment date falls or, in the case of defaulted interest, the close of business on any special record date established as hereinabove provided.

       The principal of, and premium, if any, and interest on, the Senior Debt Securities shall be payable at the office or agency of the Company designated for that purpose in the City of [Dallas, Texas,] and any other office or agency of the Company designated for that purpose; provided, however, that interest may be payable at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear on the Senior Debt Security Register.

       SECTION 2.05. The Senior Debt Securities shall be signed manually or by facsimile signature on behalf of the Company by its President or a Vice President under its corporate seal attested by the manual or facsimile signature of its Secretary or an Assistant Secretary. The seal of the Company may be in the form of a facsimile of the seal of the Company and may be impressed, affixed, imprinted or otherwise reproduced on the Senior Debt Securities.

       Only such Senior Debt Securities as shall bear thereon a certificate of authentication substantially in the form hereinabove recited, manually executed by the Trustee, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Senior Debt Security executed by the Company shall be conclusive evidence that the Senior Debt Security so authenticated has been duly authenticated and delivered hereunder.

       In case any officer of the Company who shall have signed any of the Senior Debt Securities shall cease to be such officer before the Senior Debt Securities so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Senior Debt Securities nevertheless may be authenticated and delivered or disposed of as though the person who signed such Senior Debt Securities had not ceased to be such officer of the Company; and any Senior Debt Security may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Senior Debt Security, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such person was not an officer.

       SECTION 2.06. The Senior Debt Securities may be exchanged for a like aggregate principal amount of Senior Debt Securities of other authorized denominations of a like Series. Senior Debt Securities to be exchanged shall be surrendered at any office or agency to be maintained by the Company in accordance with the provisions of Section 5.02, and the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor the Senior Debt Security or Senior Debt Securities which the holder making the exchange shall be entitled to receive.

       The Company shall keep or cause to be maintained at said office or agency a register (herein sometimes referred to as the "Senior Debt Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall register Senior Debt Securities and shall register the transfer of Senior Debt Securities as in this Article Two provided. For the purposes of registration, exchange or registration of transfer of Senior Debt Securities, the Trustee is hereby appointed Senior Debt Security Registrar. Upon surrender for registration of transfer of any Senior Debt Security at said office or agency, the Company shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Senior Debt Security or Senior Debt Securities in a like aggregate principal amount and of a like Series. At all reasonable times the Senior Debt Security Register shall be open for inspection by the Trustee. No transfer of any Senior Debt Security shall be valid unless made at said office or agency.

       All Senior Debt Securities presented or surrendered for registration of transfer, exchange, redemption or payment shall (if so required by the Company or the Trustee) be accompanied by a written instrument or instruments of transfer, in form satisfactory to the Company and the Trustee, duly executed by the registered holder or his attorney duly authorized in writing.

       No service charge shall be made for any exchange or registration of transfer of Senior Debt Securities, or issue of new Senior Debt Securities in case of partial redemption, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

       For the Senior Debt Securities of a Series which has a redemption provision, the Company shall not be required (i) to issue, register the transfer of, or exchange any Senior Debt Security during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of the Senior Debt Securities selected for redemption and ending on the day of such mailing, or (ii) to register the transfer of or exchange any Senior Debt Security so selected for redemption in whole or in part, except the unredeemed portions of Senior Debt Securities being redeemed in part.

       SECTION 2.07. Pending the preparation of definitive Senior Debt Securities, the Company may execute, and the Trustee shall authenticate and deliver, temporary Senior Debt Securities (printed, lithographed or typewritten), of any denomination, and substantially in the form of the definitive Senior Debt Securities, but with such omissions, insertions and variations as may be appropriate for temporary Senior Debt Securities, all as may be determined by the Company. Temporary Senior Debt Securities may be issued without a recital of any specific redemption prices as prescribed by the terms of the Series Supplement creating the particular Series and may contain such reference to any provisions of this Indenture as may be appropriate.
Every temporary Senior Debt Security shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Senior Debt Securities. The Company shall execute and furnish definitive Senior Debt Securities of the same Series as soon as practicable, and thereupon any or all temporary Senior Debt Securities of such Series may be surrendered in exchange therefor at the corporate trust office of the Trustee, and the Trustee shall authenticate and deliver in exchange for such temporary Senior Debt Securities a like aggregate principal amount of definitive Senior Debt Securities of the same Series.
Until so exchanged, the temporary Senior Debt Securities of such Series shall be entitled to the same benefits under this Indenture as definitive Senior Debt Securities of the same Series authenticated and delivered hereunder.

       SECTION 2.08. In case any temporary or definitive Senior Debt Security shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and the Trustee shall authenticate and deliver, a new Senior Debt Security of a like Series, in exchange and substitution for the mutilated Senior Debt Security or in lieu of and substitution for the Senior Debt Security destroyed, lost or stolen. In every case, the applicant for a substituted Senior Debt Security shall furnish to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and to the Trustee evidence to their satisfaction of the destruction, loss or theft of such Senior Debt Security and of the ownership thereof. The Trustee may authenticate any such substituted Senior Debt Security and deliver the same upon the request or authorization of the Company. Upon the issuance of any substituted Senior Debt Security, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith, including fees and expenses of the Trustee. In case any Senior Debt Security which has matured or is about to mature or has been called for redemption shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Senior Debt Security of a like Series, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Senior Debt Security) if the applicant for such payment shall furnish the Company and the Trustee with such security or indemnity as may be required by them to save each of them harmless, and, in case of destruction, loss or theft, evidence to the satisfaction of the Company and the Trustee of the destruction, loss or theft of such Senior Debt Security and of the ownership thereof.

       Every substituted Senior Debt Security issued pursuant to the provisions of this Section 2.08 upon evidence that any Senior Debt Security is destroyed, lost or stolen shall, with respect to such Senior Debt Security, constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Senior Debt Security shall be found at any time, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Senior Debt Securities of the same Series duly issued hereunder. All Senior Debt Securities shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Senior Debt Securities, and shall preclude any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

       SECTION 2.09. All Senior Debt Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to the Company or any paying agent, be delivered to the Trustee for cancellation, or, if surrendered to the Trustee, shall be cancelled by it, and no Senior Debt Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. On request of the Company, the Trustee shall deliver to the Company cancelled Senior Debt Securities held by the Trustee; provided, however, that the Trustee may at any time destroy any cancelled Senior Debt Securities and deliver to the Company a certificate of such destruction. If the Company shall acquire any of the Senior Debt Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Senior Debt Securities unless and until the same are delivered to the Trustee or surrendered to the Trustee for cancellation.

       SECTION 2.10. Nothing in this Indenture or in the Senior Debt Securities, expressed or implied, shall give or be construed to give to any person, firm or corporation, other than the parties hereto and the holders of the Senior Debt Securities of a Series, any legal or equitable right, remedy or claim under or in respect of this Indenture, or under any covenant, condition or provision herein contained; all its covenants, conditions and provisions being for the sole benefit of the parties hereto and of the holders of the Senior Debt Securities of such Series.

                                 ARTICLE THREE.

                            GUARANTEE OF FINA, INC.

       SECTION 3.01. Unconditional Guarantee. The Guarantor hereby unconditionally guarantees to each Holder of a Senior Debt Security authenticated and delivered by the Trustee, and to the Trustee on behalf of such Holder, the due and punctual payment of the Company's obligations under this Indenture (the "Guarantee"). In case of the failure of the Company punctually to perform or make any such payment, the Guarantor hereby agrees to cause such payment and performance to be made punctually. All payments pursuant to the Guarantee by the Guarantor shall be pari passu in right of payment with all unsecured and unsubordinated indebtedness of the Guarantor.

       SECTION 3.02. Execution and Authentication of Guarantee. To further evidence the Guarantee set forth in Section 3.01, the Guarantor and the Company hereby agree that a notation relating to such Guarantee substantially in the form of Exhibit B shall be endorsed on each Senior Debt Security authenticated and delivered by the Trustee and executed on behalf of the Guarantor by its Chairman of the Board, its President or one of its Vice Presidents, under its corporate seal reproduced thereon and attested by its Secretary or one of its Assistant Secretaries. The signature of any such officer on the Senior Debt Securities may be manual or facsimile.

       A Guarantee bearing the manual or facsimile signature of individuals who were at any time the proper officers of the Guarantor shall bind the Guarantor, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of the Senior Debt Security on which such Guarantee is endorsed or did not hold such offices at the date of such Guarantee.

       The delivery of any Senior Debt Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee endorsed thereon on behalf of the Guarantor. The Guarantor hereby agrees that the Guarantee set forth in Section 3.01 shall remain in full force and effect notwithstanding any failure to endorse a Guarantee on any Senior Debt Security.

       SECTION 3.03.  Release of Guarantee.

       (a) Upon the consummation of a merger or consolidation of the Guarantor with or into the Company, or of the Company with or into the Guarantor, in either case in accordance with the terms of Section 12.01 hereof, the Trustee shall, at the request of the Company or the Guarantor, execute any documents reasonably required and reasonably acceptable in form and substance to the Trustee to evidence the extinguishment of the Guarantee.

       (b) Concurrently with the legal defeasance of the Senior Debt Securities of any Series or the covenant defeasance of the Senior Debt Securities of any Series under Article Thirteen hereof, the Guarantor shall be released from all of its obligations under the Guarantees endorsed on the Senior Debt Securities of such Series and under this Article Three, without any action on the part of the Trustee or any Holder of the Senior Debt Securities of such Series.


                                 ARTICLE FOUR.

              REDEMPTION OF SENIOR DEBT SECURITIES - SINKING FUND.

       SECTION 4.01. Subject to any contrary provisions set forth in the related Series Supplement, the Company may, at its option, at any time prior to maturity, redeem all, or from time to time any part, of the Senior Debt Securities of a Series, otherwise than through the operation of the Sinking Fund provided for in this Article Four, at the redemption prices and upon the conditions, if any, applicable thereto, as permitted by the related Series Supplement for redemption otherwise than through the operation of the Sinking Fund. The election of the Company to exercise such option shall be evidenced by an Officers' Certificate.

       Unless otherwise specified in the related Series Supplement, the Company may not, however, redeem any of the Senior Debt Securities of a Series pursuant to such option prior to the time prescribed by the terms of the Series Supplement creating the particular Series, directly or indirectly from or in anticipation of money borrowed having an interest cost to the Company of less than the interest rate applicable to the Senior Debt Securities of such Series. In the event the Company shall optionally redeem any Senior Debt Securities of a Series prior to such time, the Company shall deliver to the Trustee an Officers' Certificate stating that such redemption will comply with this requirement.

       SECTION 4.02. In case the Company shall desire to exercise such right to redeem all or, as the case may be, any part of the Senior Debt Securities in accordance with the right reserved so to do, it shall so notify the Trustee in writing and it shall give notice of such redemption to holders of the Senior Debt Securities to be redeemed as hereinafter in this Section 4.02 provided.

       Notice of redemption shall be given to the holders of Senior Debt Securities to be redeemed as a whole or in part by mailing by first-class mail a notice of such redemption not less than 20 nor more than 60 days prior to the date fixed for redemption to their last addresses as they shall appear upon the Senior Debt Security Register, but failure to give such notice by mail to the holders of any Senior Debt Security, or any defect therein, shall not affect the validity of the proceedings for the redemption of any other Senior Debt Security.

       Each such notice of redemption shall specify the date fixed for redemption and the redemption price at which Senior Debt Securities are to be redeemed, and shall state that payment of the redemption price of the Senior Debt Securities to be redeemed will be made at the offices or agencies to be maintained by the Company in accordance with the provisions of Section 5.02, upon presentation and surrender of such Senior Debt Securities, that interest accrued to the date fixed for redemption will be paid as specified in said notice, and that on and after said date interest thereon will cease to accrue. If less than all the Senior Debt Securities are to be redeemed, the notice of redemption shall specify the Senior Debt Securities to be redeemed as a whole or in part. In case any Senior Debt Security is to be redeemed in part only, the notice which relates to such Senior Debt Security shall state the portion of the principal amount thereof to be redeemed, and shall state that on and after the redemption date, upon surrender of such Senior Debt Security, a new Senior Debt Security or Senior Debt Securities of a like Series in principal amount equal to the unredeemed portion thereof will be issued.

       If less than all the Senior Debt Securities of a Series are to be redeemed, the Company shall give the Trustee at least 30 days' written notice in advance of the date fixed for redemption as to the aggregate principal amount of Senior Debt Securities of such Series to be redeemed, and thereupon the Trustee shall select, by random lot, the particular Senior Debt Securities of such Series to be redeemed in whole or in part and shall thereafter promptly notify the Company in writing of the numbers of the Senior Debt Securities of such Series or portions thereof to be redeemed. The selection of Senior Debt Securities to be redeemed may provide for the selection of portions (equal to $1,000 (unless otherwise provided in the related Series Supplement) or a multiple thereof) of the principal of Senior Debt Securities of a denomination larger than $1,000 (unless otherwise provided in the related Series Supplement). The Senior Debt Securities (or portions thereof) so selected shall be deemed duly designated for redemption for all purposes of this Indenture. For the purposes of such selection, the Company will close the Senior Debt Security Register with respect to such Series for the purposes of exchange and transfer of Senior Debt Securities of such Series, for a period not exceeding 15 days.

       SECTION 4.03. If the giving of notice of redemption shall have been completed as above provided, the Senior Debt Securities or portions of Senior Debt Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after such date fixed for redemption (unless the Company shall default in the payment of such Senior Debt Securities at the redemption price, together with interest accrued to the date fixed for redemption) interest on the Senior Debt Securities or portions of Senior Debt Securities so called for redemption shall cease to accrue. On presentation and surrender of such Senior Debt Securities at the place stated in said notice, the said Senior Debt Securities shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued to the date fixed for redemption.

       Upon presentation of any Senior Debt Security which is redeemed in part only, the Company shall execute, and the Trustee shall authenticate and deliver, at the expense of the Company, a new Senior Debt Security or Senior Debt Securities of a like Series in principal amount equal to the unredeemed portion of the Senior Debt Security so presented. Prior to the date fixed for the redemption of any Senior Debt Securities as provided in this Article Four, the Company shall deposit in trust with the Trustee or with any paying agent, or if and to the extent that it shall be acting as its own paying agent, the Company shall set aside, segregate and hold in trust, funds sufficient to redeem the Senior Debt Securities or portions thereof to be redeemed on such date, at the applicable redemption price, together with interest accrued to the date fixed for redemption.

       SECTION 4.04. As and for a Sinking Fund for the retirement of Senior Debt Securities of a Series, if as set forth in the related Series Supplement the Company so elects to include a Sinking Fund obligation in the terms of the Senior Debt Securities of a particular Series, the Company covenants that on or before the applicable date or dates set forth in the Series Supplement, it will pay to the Trustee a sum in cash sufficient to retire by redemption at the Sinking Fund redemption price the principal amount of the Senior Debt Securities of such Series on the date as prescribed by the terms of the Series Supplement creating the particular Series; provided, however, that in any such year in which such day is not a business day, such payment shall be made to the Trustee on the last business day preceding such day. In any year, the Company may, at its sole option, increase the payment required to be made pursuant to this Section 4.04 for such year by an amount as prescribed by the terms of such Series Supplement; provided that such increase shall be an integral multiple of $1,000 (unless otherwise provided in the related Series Supplement).

       All cash paid to the Trustee pursuant to the provisions of this Section
4.04 shall be applied in accordance with the provisions of this Article Four.

       SECTION 4.05. In lieu of making all or any part of any mandatory Sinking Fund payment as required pursuant to Section 4.04 in cash, the Company may (a) deliver to the Trustee for cancellation Senior Debt Securities of such Series theretofore issued and acquired by the Company at any time prior to the first day of the month next preceding the due date of such payment and not theretofore made the basis for the reduction of a Sinking Fund payment, or (b) deliver to the Trustee an Officers' Certificate setting forth the principal amount of any Senior Debt Securities of such Series theretofore redeemed and paid pursuant to the provisions of this Article Four (otherwise than through the operation of the mandatory Sinking Fund), or which have been duly called for redemption (otherwise than through the operation of the mandatory Sinking
Fund) and the redemption price of which, together with the accrued interest thereon, shall have been deposited in trust for that purpose, as in this Article Four provided, and in either case not theretofore made the basis of the reduction of a Sinking Fund payment; and in each such case the principal amount of Senior Debt Securities of such Series required by Section 4.04 to be redeemed shall be reduced to the extent of the principal amount of the Senior Debt Securities of such Series so delivered or referred to in such certificate.

       SECTION 4.06. On or before the applicable date specified in the Series Supplement of each year in which the Company is obligated to make a Sinking Fund payment, the Company shall deliver to the Trustee:

         (a)     An Officer's Certificate stating:

                          (i) the manner in which the Company will fulfill its Sinking Fund obligation under this Article Four for that year;

                          (ii) the amount of cash, if any, which the Company
                 will pay to the Trustee on or before the next succeeding Sinking Fund payment date;

                          (iii) the principal amount of Senior Debt Securities
                 of such Series, if any, which the Company will surrender to the Trustee for cancellation in lieu of the payment of cash, and that such Senior Debt Securities were theretofore issued and acquired by the Company prior to said Sinking Fund payment date and have not theretofore been made the basis for the reduction of a Sinking Fund payment; and

                          (iv) the principal amount of any Senior Debt
                 Securities of such Series set forth in a certificate of the character described in clause (b) of Section 4.05, if any such certificate is to be concurrently delivered to the Trustee;

         (b) The Senior Debt Securities, if any, referred to in Section 4.06(a)(iii); and

         (c)     The certificate, if any, referred to in Section 4.06(a)(iv).

         SECTION 4.07. On or before the applicable date specified in the Series Supplement or, if such day is not a business day, on the last business day preceding such date of each year in which the Company is obligated to make a Sinking Fund payment, the Company shall pay to the Trustee the amount of cash, if any, payable on or before such Sinking Fund payment date, after giving credit for the principal amount of any Senior Debt Securities delivered pursuant to clause (a) of Section 4.05 or referred to in any certificate delivered pursuant to clause (b) of Section 4.05, in respect of such Sinking Fund payment date.

         SECTION 4.08. In the event that the amount of cash specified in the certificate given pursuant to Section 4.06, plus the amount, if any, of cash then held pursuant to Section 4.10, is in excess of one percent of the required sinking fund payment, the Trustee shall, as soon as practicable after the receipt of such certificate, take the action herein specified to call for redemption, at the Sinking Fund redemption price, on the next succeeding Sinking Fund payment date, an amount of Senior Debt Securities of such Series sufficient to exhaust such funds as nearly as may be.

         SECTION 4.09. The Senior Debt Securities to be redeemed from time to time as provided in Section 4.04 or Section 4.08 shall be selected by the Trustee for redemption in the manner provided in Section 4.02 and notice thereof shall be given by the Trustee to the Company, and the Company hereby irrevocably authorizes the Trustee, in the name of and at the expense of the Company, to give notice on behalf of the Company of the call of such Senior Debt Securities, all in the manner and with the effect in this Article Four specified, except that, in addition to the matters required to be included in such notice by Section 4.02, such notice shall also state that the Senior Debt Securities therein designated for redemption are to be redeemed through operation of the Sinking Fund. Such Senior Debt Securities shall be redeemed and paid in accordance with such notice in the manner and with the effect provided in Sections 4.02 and 4.03.

         Senior Debt Securities redeemed through operation of the Sinking Fund are to be redeemed at the redemption price prescribed by the terms of the Series Supplement creating the particular Series for redemption through operation of the Sinking Fund, such price being sometimes referred to herein as the Sinking Fund redemption price.

         SECTION 4.10. In the event that at the time of the receipt of the Officers' Certificate required by Section 4.06 the sum of the amount of cash required to be paid to the Trustee pursuant to

Section 4.07 and the amount of cash then in the hands of the Trustee in the Sinking Fund and not required for payment of Senior Debt Securities previously called for redemption or purchased through operation of the Sinking Fund, is one percent of the amount of the required Sinking Fund payment or less, such moneys shall not, unless requested by the Company, in said Officers' Certificate, be applied to the redemption of Senior Debt Securities, but shall be retained by the Trustee in the manner directed by the Company in writing and added to the Sinking Fund payment to be made in cash on the next succeeding Sinking Fund payment date, or, upon request of the Company, shall be applied by the Trustee, to the extent practicable, prior to the next succeeding Sinking Fund payment date to the purchase of Senior Debt Securities of such Series, by public or private purchase in the open market or otherwise, at prices (excluding accrued interest and brokerage commissions) not exceeding the Sinking Fund redemption price.

         SECTION 4.11. All Senior Debt Securities surrendered to or purchased by the Trustee, pursuant to the provisions of this Article Four, shall be forthwith cancelled by it, and at the written direction of the Company, such Senior Debt Securities shall be disposed of by the Trustee, which shall deliver its certificate of disposition thereof to the Company.

         SECTION 4.12. The Trustee shall not redeem any Senior Debt Securities of a Series with Sinking Fund moneys or mail any notice of redemption of Senior Debt Securities of a Series during the continuance of any Event of Default with respect to the Senior Debt Securities of such Series, except that where notice of redemption of any Senior Debt Securities shall have been mailed prior to the occurrence of such Event of Default, the Trustee shall redeem such Senior Debt Securities provided funds are deposited with it for such purpose. Except as aforesaid, any moneys in the Sinking Fund at such time, and any moneys thereafter paid into the Sinking Fund, shall during the continuance of an Event of Default be held as security for the payment of all the Senior Debt Securities; provided, however, that in case such Event of Default shall have been waived as permitted by this Indenture or otherwise cured, such moneys shall thereafter be held and applied in accordance with the provisions of this Article Four.

                                 ARTICLE FIVE.

             PARTICULAR COVENANTS OF THE COMPANY AND THE GUARANTOR.

         SECTION 5.01. The Company will duly and punctually pay or cause to be paid the principal of and premium, if any, and interest on each of the Senior Debt Securities at the place, at the respective times and in the manner provided in the Senior Debt Securities.

         SECTION 5.02. As long as any of the Senior Debt Securities remain outstanding, the Company and the Guarantor will maintain in the City of Dallas, Texas, an office or agency where the Senior Debt Securities may be presented for registration of transfer and exchange as in this Indenture provided, and where the Senior Debt Securities may be presented for payment, and where notices or demands to or upon the Company and the Guarantor in respect of the Senior Debt Securities or of this Indenture may be served. Such an office or agency may also be maintained by the Company and the Guarantor, at their option, in other locations. Until otherwise designated by the Company and the Guarantor in a written notice to the Trustee, such office or agency for purposes of registration of transfer and exchange and presentation for payment shall be the corporate trust office of the Trustee. In case the Company and the Guarantor shall fail to maintain such office or agency or shall fail to give such notice of the location or of any change in the location thereof, notices or demands may be served at the corporate trust offices of the Trustee.

         SECTION 5.03. In order to prevent any accumulation of claims for interest after maturity thereof, the Company will not directly or indirectly extend or consent to the extension of the time for the payment of any claim for interest on any of the Senior Debt Securities of a Series and will not directly or indirectly be a party to or approve any such arrangement by the purchase or funding of said claims for interest or in any other manner. No claim for interest, the time of payment of which shall have been so extended or which shall have been so purchased or funded, shall be entitled, in case of an Event of Default with respect to the Senior Debt Securities of such Series hereunder, to the benefit of this Indenture except after the prior payment in full of the principal of all the Senior Debt Securities of such Series and premiums, if any, and of all claims for interest not so extended, purchased or funded; provided, however, that this Section 5.03 shall not apply in any case where an extension shall be made pursuant to a plan proposed by the Company to the holders of all the Senior Debt Securities of such Series then outstanding.

         SECTION 5.04. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in
Section 8.10, a Trustee, so that there shall at all times be a Trustee hereunder.

         SECTION 5.05. (a) The Trustee is appointed the initial paying agent. If the Company shall appoint a paying agent other than the Trustee, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 5.05:

                 (1) that it will hold all sums held by it as such agent for the payment of the principal of and premium, if any, and interest on the Senior Debt Securities of a Series (whether such sums have been paid to it by the Company or by any other obligor on the Senior Debt Securities) in trust for the benefit of the holders of the Senior Debt Securities of such Series,

                 (2) that it will give the Trustee written notice of any default by the Company (or by any other obligor on the Senior Debt Securities of any Series) in making any payment of the principal of or premium, if any, or interest on the Senior Debt Securities of a Series when the same shall be due and payable, and

                 (3) that it will, at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such paying agent.

         (b) If the Company shall act as its own paying agent, it will, on or before each due date of the principal of and premium, if any, or interest on the Senior Debt Securities of a Series, set aside, segregate and hold in trust for the benefit of the holders of the Senior Debt Securities of such Series a sum sufficient to pay such principal and premium, if any, or interest so becoming due. The Company will promptly notify the Trustee in writing of any failure by it to take such action or the failure by any other obligor on the Senior Debt Securities of such Series to make any payment of the principal of or premium, if any, or interest on the Senior Debt Securities of such Series when the same shall be due and payable.

         (c) Anything in this Section 5.05 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by it or any paying agent hereunder, as required by this Section 5.05, such sums to be held by the Trustee upon the trusts herein contained.

         (d) Anything in this Section 5.05 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 5.05 is subject to the provisions of Section 13.03 and 13.04.

         SECTION 5.06. On or before the 90th day after the end of the Company's fiscal year beginning with the fiscal year ended December 31, 199__, the Company will file with the Trustee a certificate (which need not comply with Section 15.07) from its principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture.

         SECTION 5.07. So long as any of the Senior Debt Securities are outstanding, the Guarantor will not, and will not permit any Restricted Subsidiary to, pledge, mortgage, hypothecate or grant a security interest in, or permit any mortgage, pledge, security interest or other lien upon, any property or assets owned by the Guarantor or any Restricted Subsidiary to secure any Indebtedness, without making effective provision whereby the Senior Debt

Securities then outstanding shall (so long as such other Indebtedness shall be so secured) be equally and ratably secured with any and all such other Indebtedness and any other indebtedness similarly entitled to be equally and ratably secured; provided, however, that this restriction shall not apply to nor prevent the creation or existence of:

                 (a) any mortgage, pledge, security interest, lien or encumbrance upon any property or assets created at the time of the acquisition of such property or assets by the Guarantor or any Restricted Subsidiary or within one year after such time to secure all or a portion of the purchase price of such property or assets;

                 (b) any mortgage, pledge, security interest, lien or encumbrance upon any property or assets existing thereon at the time of the acquisition thereof by the Guarantor or any Restricted Subsidiary (whether or not the obligations secured thereby are assumed by the Guarantor or any Subsidiary);

                 (c) any mortgage, pledge, security interest, lien or encumbrance upon any property or assets, whenever acquired, of any corporation or other entity that becomes a Restricted Subsidiary after the date hereof, provided that (i) the instrument creating such mortgage, pledge, security interest, lien or encumbrance shall be in effect prior to the time such corporation or other entity becomes a Restricted Subsidiary and (ii) such mortgage, pledge, security interest, lien or encumbrance shall only apply to properties or assets owned by such corporation or other entity at the time it becomes a Restricted Subsidiary or thereafter acquired by it from sources other than the Guarantor or another Restricted Subsidiary;

                 (d) any mortgage, pledge, security interest, lien or encumbrance arising from or in connection with a conveyance by the Guarantor or a Restricted Subsidiary of any production payment with respect to oil, gas, natural gas, carbon dioxide, sulphur, helium, coal, metals, minerals, steam, timber or other natural resources;

                 (e) any mortgage, pledge, security interest, lien or encumbrance in favor of the Guarantor or any wholly-owned Subsidiary;

                 (f) any mortgage, pledge, security interest, lien or encumbrance created or assumed by the Guarantor or a Restricted Subsidiary in connection with the issuance of debt securities the interest on which is excludable from gross income of the holder of such security pursuant to the Internal Revenue Code of 1986, as amended, for the purpose of financing, in whole or in part, the acquisition or construction of property or assets to be used by the Guarantor or a Subsidiary;

                 (g) any extension, renewal or refunding of any mortgage, pledge, security interest, lien or encumbrance permitted by the foregoing subparagraphs (a) through (f) above on substantially the same property or assets theretofore subject thereto; or

                 (h) any mortgage, pledge, security interest, lien or encumbrance securing any Indebtedness in an amount which, together with all other Indebtedness secured by a mortgage, pledge, security interest, lien or encumbrance that is not otherwise permitted by the provisions of this Section 5.07, does not at the time of the occurrence of the Indebtedness so secured exceed [15%] of Consolidated Net Tangible Assets.

         In case the Guarantor or any Restricted Subsidiary shall propose to pledge, mortgage, hypothecate or grant a security interest in any property or assets owned by the Guarantor or any Restricted Subsidiary to secure any Indebtedness other than as permitted by subdivisions (a) to (h), inclusive, of this Section 5.07, the Guarantor will prior thereto give written notice thereof to the Trustee, and the Guarantor will, or will cause such Restricted Subsidiary to, prior to or simultaneously with such pledge, mortgage, hypothecation or grant of security interest, by supplemental indenture executed to the Trustee (or to the extent legally necessary to another trustee or additional or separate trustee), in form satisfactory to the Trustee, effectively secure (for so long as such other Indebtedness shall be so secured) each Series of Senior Debt Securities then outstanding equally and ratably with such Indebtedness and with any other indebtedness similarly entitled to be equally and ratably secured. Such supplemental indenture shall contain the provisions concerning the possession, control, release and substitution of mortgaged and pledged property and securities and other appropriate matters which are required by the Trust Indenture Act of 1939 (as in effect at the date of execution of such supplemental indenture) to be included in a secured indenture qualified under the Trust Indenture Act of 1939, and may also contain such additional and amendatory provisions permitted by the Trust Indenture Act of 1939 as the Guarantor and the Trustee shall deem advisable or appropriate or as the Trustee shall deem necessary in connection with such pledge, mortgage, hypothecation or grant of security interest.

         For the purpose of this Section 5.07, the term "security interest" shall include the interest of the lessor under a lease with a term of three years or more that should be, in accordance with generally accepted accounting principles, recorded as a capital lease, and any such lease of property or assets not acquired from the Guarantor or any Restricted Subsidiary in contemplation of such lease shall be treated as though the lessee had purchased such property or assets from the lessor.

         SECTION 5.08. The Guarantor will not enter into and will not permit a Restricted Subsidiary to enter into any Sale and Leaseback Transaction with respect to any Principal Property owned by the

Guarantor or such Restricted Subsidiary on the date of this Indenture, unless
(a) such Sale and Leaseback Transaction involves a lease for a term of not more than three years; (b) such Sale and Leaseback Transaction is between the Guarantor or such Restricted Subsidiary and a Subsidiary; (c) the Guarantor or such Restricted Subsidiary would be entitled to incur indebtedness secured by a mortgage, pledge or other lien or encumbrance on such Principal Property involved in such Sale and Leaseback Transaction at least equal in amount to the Attributable Debt with respect to such Sale and Leaseback Transaction pursuant to clause (h) of Section 5.07 without equally and ratably securing the Senior Debt Securities of any applicable Series pursuant to such covenant; or (d) the proceeds of such Sale and Leaseback Transaction are at least equal to the fair market value thereof (as determined in good faith by the Board of Director of the Guarantor) and the Guarantor applies an amount equal to the greater of the net proceeds of such sale or the Attributable Debt with respect to such Sale and Leaseback Transaction within 180 days of such sale to either (or a combination of) (i) the retirement (other than the mandatory retirement, mandatory prepayment or sinking fund payment or by payment at maturity) of long-term debt of the Guarantor or a Restricted Subsidiary (other than long-term debt that is subordinated to the Senior Debt Securities) or (ii) the purchase, construction or development of other comparable property.


                                  ARTICLE SIX.

                 LISTS OF HOLDERS OF SENIOR DEBT SECURITIES AND
                    REPORTS BY THE COMPANY AND THE TRUSTEE.

         SECTION 6.01. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee within 60 days after each interest payment date and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, a list in such form as the Trustee may reasonably require containing all information in the possession or control of the Company, or any of its paying agents, other than the Trustee, as to the names and addresses of the holders of the Senior Debt Securities of any Series obtained since the date as of which the next previous list, if any, was furnished with respect to such Series; but so long as the Trustee is the Senior Debt Security Registrar no such list shall be required to be furnished. Any such list may be dated as of a date not more than 15 days prior to the time such information is furnished or caused to be furnished, and need not include information received after such date.

         SECTION 6.02. (a) The Trustee shall preserve, in as current a form as reasonably practicable, all information as to the names and addresses of the holders of Senior Debt Securities (1) contained in the most recent list furnished to it as provided in Section 6.01 and (2) received by it in the capacity of Senior Debt Security Registrar or of paying agent (if so acting) hereunder.

The Trustee may destroy any list furnished to it pursuant to Section 6.01 upon receipt of a new list so furnished.

         (b) In case three or more holders of Senior Debt Securities (hereinafter referred to as "applicants") apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Senior Debt Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other holders of Senior Debt Securities of a particular Series (in which case the applicants must all hold Senior Debt Securities of such Series) or with holders of all Senior Debt Securities with respect to their rights under this Indenture or under the Senior Debt Securities, and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five business days after the receipt of such application, at its election, either:

                 (1) afford such applicants access to the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section 6.02, or

                 (2) inform such applicants as to the approximate number of holders of Senior Debt Securities of such Series or all Senior Debt Securities, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustee, in accordance with the provisions of subsection (a) of this Section 6.02, and as to the approximate cost of mailing to such holders the form of proxy or other communication, if any, specified in such application.

         If the Trustee shall elect not to afford such applicants access to such information the Trustee shall, upon the written request of such applicants, mail to each holder of such Series or all Senior Debt Securities, as the case may be, whose name and address appears in the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section 6.02, a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, the Trustee shall mail to such applicants and file with the Securities and Exchange Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the holders of Senior Debt Securities of such Series or all Senior Debt Securities, as the case may be, or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If said Commission, after opportunity for a hearing upon the objections specified in the written statements so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, said Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all holders of Senior Debt Securities of such Series or all Senior Debt Securities, as the case may be, with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

         (c) Each and every holder of the Senior Debt Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any paying agent nor any Senior Debt Security Registrar should be held accountable or liable by reason of the disclosure of any such information as to the names and addresses of the holders of Senior Debt Securities in accordance with the provisions of subsection (b) of this
Section 6.02, regardless of the source from which such information was derived, that such disclosure shall not be deemed to be a violation of any existing law or any law hereafter enacted to the fullest extent specified in Section 312(c) of the Trust Indenture Act of 1939, and that the Trustee shall not be held accountable or liable by reason of mailing any material pursuant to a request made under said subsection (b) or for taking any action in good faith under said subsection (b).

         SECTION 6.03. (a) The Company and the Guarantor covenant and agree to file with the Trustee, within 15 days after the Company and the Guarantor is required to file the same with the Securities and Exchange Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as said Commission may from time to time by rules and regulations prescribe) which the Company and the Guarantor may be required to file with said Commission pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934; or, if the Company or the Guarantor is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and said Commission, in accordance with rules and regulations prescribed from time to time by said Commission, such supplementary and periodic information, documents and reports which may be required pursuant to section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

         (b) The Company and the Guarantor covenant and agree to file with the Trustee and the Securities and Exchange Commission, in accordance with the rules and regulations prescribed from time to time by said Commission, such additional information, documents and reports with respect to compliance by the Company and the Guarantor with the conditions and covenants provided for in the Indenture as may be required from time to time by such rules and regulations.

         (c) The Company and the Guarantor covenant and agree to transmit by mail to (i) the holders of Senior Debt Securities as their names and addresses appear on the Senior Debt Security Register for each Series of Senior Debt Securities, (ii) such holders of Senior Debt Securities of a Series as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose, and (iii) to all holders of Senior Debt Securities of a Series whose names and addresses have been furnished to or received by the Trustee pursuant to Section 6.01 and
Section 6.02, the following: (1) within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company and the Guarantor pursuant to subsections (a) and
(b) of this Section 6.03 as may be required by rules and regulations prescribed from time to time by the Securities and Exchange Commission, and (2) within 120 days after the end of each fiscal year of the Company and the Guarantor, copies of audited financial statements, on a consolidated basis if applicable, including balance sheets, statements of operations, statements of shareholders' equity and statements of changes in financial position, together with the respective reports of independent certified public accountants relating thereto.

         SECTION 6.04. (a) Within 60 days after May 15 of each year commencing with the year 199__, so long as any Senior Debt Securities of a particular Series are outstanding hereunder, the Trustee shall transmit to the holders of each such Series as hereinafter in this Section 6.04 provided, a brief report dated as of such May 15, with respect to any of the following events which may have occurred within the previous twelve months (but if no such event has occurred within such period, no report needs to be transmitted):

                 (1) any change to its eligibility under Section 8.09, and its qualifications under Section 8.08;

                 (2) the creation of or any material change to a relationship specified in paragraphs (1) through (10) of Section 8.08(c);

                 (3) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Senior Debt Securities of such Series, on any property or funds held or collected by it as Trustee, except that the Trustee shall not be required (but may elect) to report such advances if such advances so remaining unpaid aggregate not more than one-half of one percent of the principal amount of the Senior Debt Securities of such Series outstanding on the date of such report;

                 (4) the amount, interest rate and maturity date of all other indebtedness owing by the Company and the Guarantor (or by any other obligor on the Senior Debt Securities) to the

         Trustee in its individual capacity, on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in paragraphs (2), (3), (4) or (6) of subsection (b) of Section 8.13;

                 (5) any change to the property and funds, if any, physically in the possession of the Trustee as such on the date of such report;

                 (6) any change to any release, or release and substitution, of property subject to the lien of this Indenture (and consideration therefor, if any) not previously reported;

                 (7) any additional issue of Senior Debt Securities not previously reported; and

                 (8) any action taken by the Trustee in the performance of its duties under this Indenture which it has not previously reported and which in its opinion materially affects the Senior Debt Securities except action in respect of a default, notice of which has been or is to be withheld by it in accordance with the provisions of Section 7.07.

         (b) The Trustee shall transmit to the holders of a Series, as hereinafter provided, a brief report with respect to the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee as such since the date of the last report transmitted pursuant to the provisions of subsection (a) of this Section 6.04 (or if no such report has yet been so transmitted, since the date of execution of this Indenture), for the reimbursement of which it claims or may claim a lien or charge prior to that of the Senior Debt Securities of such Series, on property or funds held or collected by it as Trustee, and which it has not previously reported pursuant to this subsection (b), except that the Trustee shall not be required (but may elect) to report such advances if such advances remaining unpaid at any time aggregate 10 percent or less of the principal amount of Senior Debt Securities of such Series outstanding at such time, such report to be transmitted within 90 days after such time.

         (c) Reports pursuant to this Section 6.04 shall be transmitted by mail to (i) all holders of Senior Debt Securities of a Series, as the names and addresses of such holders appear upon the Senior Debt Security Register, (ii) such holders of Senior Debt Securities of a Series as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose, and (iii) to all holders of Senior Debt Securities of a Series whose names and addresses have been furnished to or received by the Trustee pursuant to Section 6.01 and Section 6.02.

         (d) A copy of each such report shall, at the time of such transmission to holders, be filed by the Trustee with each stock exchange upon which the Senior Debt Securities are listed and also with the Securities and Exchange Commission. The Company agrees to notify the Trustee when and as the Senior Debt Securities of any Series become listed on any stock exchange.


                                 ARTICLE SEVEN.

                 REMEDIES OF THE TRUSTEE AND HOLDERS OF SENIOR
                      DEBT SECURITIES IN EVENT OF DEFAULT.

         SECTION 7.01. In case one or more of the following Events of Default with respect to the Senior Debt Securities of a Series shall have occurred and be continuing, that is to say:

                 (a) default in the payment of any installment of interest upon any of the Senior Debt Securities of such Series as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

                 (b) default in the payment of the principal of or premium, if any, on any of the Senior Debt Securities of such Series or of any Sinking Fund payment as and when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise; or

                 (c) failure on the part of the Company or the Guarantor duly to observe or perform any other of the covenants or agreements on the part of the Company or the Guarantor in the Senior Debt Securities or in this Indenture contained for a period of 60 days after the date on which written notice (such written notice to state it is a "Notice of Default" hereunder) of such failure, requiring the Company to remedy the same, shall have been given to the Company or the Guarantor by the Trustee, or to the Company, the Guarantor and the Trustee by the holders of at least 25 per cent in principal amount of the Senior Debt Securities of such Series at the time outstanding; or

                 (d) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company or the Guarantor in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or the Guarantor or for any substantial part of their respective property or ordering the winding up or liquidation of their respective affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

                 (e) the Company or the Guarantor shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or the Guarantor or for any substantial part of their respective property, or make any general assignment for the benefit of creditors, or shall fail generally to pay their respective debts as they become due, or corporate action shall be taken by the Company or the Guarantor in furtherance of any such action; or

                 (f) default or event of default under any of the Private Placement Notes, which default or event of default shall have resulted in all or part of the Indebtedness evidenced by the Private Placement Notes becoming or being declared due and payable prior to the date on which such Indebtedness otherwise would have become due and payable, without each such acceleration having been rescinded or annulled within a period of 15 days after there shall have been given by certified or registered mail to the Company and the Guarantor by the Trustee, or to the Company, the Guarantor and the Trustee by the holders of at least 25% in aggregate principal amount of the Senior Debt Securities of such Series then outstanding, a written notice specifying each such default and acceleration and requiring the Company or the Guarantor to cause each such default and acceleration to be rescinded or annulled; or

                 (g) any other Event of Default specially provided with respect to the Senior Debt Securities of such Series;

then, and in each and every such case, unless the principal of all the Senior Debt Securities of such Series shall have already become due and payable, either the Trustee or the holders of not less than 25 per cent in aggregate principal amount of the Senior Debt Securities of such Series then outstanding hereunder, by notice in writing to the Company and the Guarantor (and to the Trustee if given by holders of Senior Debt Securities), may, and at the request of the holders of not less than 25 per cent in aggregate principal amount of the Senior Debt Securities of such Series then outstanding hereunder, the Trustee by notice in writing to the Company and the Guarantor shall, declare the principal of all the Senior Debt Securities of such Series to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the said Senior Debt Securities of such Series contained to the contrary notwithstanding. This provision, however, is subject to the condition that if, at anytime after the principal of the Senior Debt Securities of such Series shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company and the Guarantor shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Senior Debt

Securities of that Series and the principal of and premium, if any, on any and all such Senior Debt Securities which shall have become due otherwise than by acceleration (with interest upon such principal and premium, if any, and, to the extent that payment of such interest is enforceable under applicable law, upon overdue installments of interest, at the rate borne by the Senior Debt Securities of that Series to the date of such payment or deposit) and such amount as shall be sufficient to cover reasonable compensation to the Trustee, its agents and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee except as a result of its negligence or bad faith, and any and all defaults under the Indenture, other than the nonpayment of the principal of Senior Debt Securities of that Series which shall have become due by acceleration, shall have been remedied -- then, and in every such case, the holders of a majority in aggregate principal amount of the Senior Debt Securities of such Series then outstanding, by written notice to the Company and the Guarantor and to the Trustee, may waive all defaults and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

         In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then, and in every such case, the Company, the Guarantor, the Trustee and the holders of the Senior Debt Securities of such Series shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company, the Guarantor and the Trustee and the holders of the Senior Debt Securities of such Series shall continue as though no such proceedings had been taken.

         The Trustee shall not be charged with notice of any default or Event of Default under subsections (c), (d) or (e) of this Section 7.01 unless the Trustee shall have actually received (at its corporate trust office) written notice thereof from the Company, the Guarantor or any holder of Senior Debt Securities describing said default or Event of Default.

         SECTION 7.02. The Company covenants that (1) in case default shall be made in the payment of any installment of interest on any of the Senior Debt Securities of a Series, as and when the same shall become due and payable, and such default, shall have continued for a period of 60 days, or (2) in case default shall be made in the payment of the principal of or premium, if any, on any of the Senior Debt Securities of a Series or of any Sinking Fund payment when the same shall have become payable, whether upon maturity of the Senior Debt Securities of such Series or upon redemption or upon declaration or otherwise then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the Senior Debt Securities of such Series, the whole amount that then shall have become due and payable on all such Senior Debt Securities of such Series for principal and premium, if any, or interest, or both, as the case may be, with interest upon the overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) upon overdue installments of interest at the rate borne by the Senior Debt Securities of such Series; and, in addition thereto, such further amount as shall be sufficient to cover reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Company, the Guarantor or any other obligor upon the Senior Debt Securities and collect in the manner provided by law out of the property of the Company, the Guarantor or other obligor upon the Senior Debt Securities wherever situated the moneys adjudged or decreed to be payable.

         In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company, the Guarantor or any other obligor upon the Senior Debt Securities under the Federal bankruptcy laws, as now or hereafter constituted, or any other Federal or State bankruptcy, insolvency or similar laws relative to the Company, the Guarantor or to such other obligor, its creditors or its property, or in case a receiver or trustee shall have been appointed for its property, or in case of any other judicial proceedings relative to the Company, the Guarantor or other obligor upon the Senior Debt Securities, its creditors or its property, the Trustee irrespective of whether the principal of any Senior Debt Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this
Section 7.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and premium, if any, and interest owing and unpaid in respect of the Senior Debt Securities, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the holders of Senior Debt Securities allowed in any judicial proceedings relative to the Company, the Guarantor or other obligor upon the Senior Debt Securities, its creditors or its property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the holders of Senior Debt Securities and of the Trustee on their behalf; and any receiver, assignee, liquidator, sequestrator or trustee in bankruptcy or reorganization is hereby authorized by each of the holders of Senior Debt Securities to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the holders of Senior Debt Securities, to pay to the Trustee such amount as shall be sufficient to cover reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 8.06.

         All rights of action and of asserting claims under this Indenture, or under any of the Senior Debt Securities, may be enforced by the Trustee without the possession of any of the Senior Debt Securities, or the production thereof in any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the holders of the Senior Debt Securities.

         In case of a default of which the Trustee has or is deemed to have notice hereunder occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specified enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the trustee by this Indenture or by law.

         SECTION 7.03.  Any moneys collected by the Trustee pursuant to Section
7.02 shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal or premium, if any, or interest, upon presentation of the several Senior Debt Securities, and stamping thereon the payment, if only partially paid, and upon surrender thereof if fully paid:

                 FIRST: To the payment of costs and expenses of collection, and reasonable compensation, expenses, disbursements and advances of the Trustee, it agents and counsel, and any other amounts due to the Trustee under this Indenture, including without limitation amounts due under Section 8.06;

                 SECOND: In case the principal of the Senior Debt Securities of a Series shall not have become due, to the payment of interest on the Senior Debt Securities, in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the rate borne by the Senior Debt Securities of such Series, such payments to be made ratably to the persons entitled thereto, without discrimination or preference;

                 THIRD: In case the principal of the Senior Debt Securities of a Series shall have become due, by declaration or otherwise, to the payment of the whole amount then owing and unpaid upon the Senior Debt Securities of such Series for principal, and premium, if any, and interest, with interest on the overdue principal, and premium, if any, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the rate borne by the Senior Debt Securities of such Series; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid on the Senior Debt Securities of such Series, then to the payment of such principal, and premium, if any, and interest, without preference or priority of principal, and premium, if any, over interest, or of interest over principal, and premium, if any, or of any installment of interest over any other installment of interest, or of any Senior Debt Security of such Series over any other Senior Debt Security of such Series, ratably to the aggregate of such principal, and premium, if any, and accrued and unpaid interest.

         SECTION 7.04. No holder of any Senior Debt Security of a Series shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceedings at law or in equity or in bankruptcy or otherwise, upon or under or with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of default in respect of such Series and of the continuance thereof, as hereinbefore provided, and unless also the holders of not less than 25 percent in aggregate principal amount of the Senior Debt Securities of such Series then outstanding shall have made written request upon the Trustee to institute such action or proceedings in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have failed to institute any such action or proceedings and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 7.06; it being understood and intended, and being expressly covenanted by the taker and holder of every Senior Debt Security of such Series with every other such taker and holder and the Trustee, that no one or more holders of Senior Debt Securities of a Series shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of the holders of any other of such Senior Debt Securities of such Series, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Senior Debt Securities of such Series. For the protection and enforcement of the provisions of this Section 7.04, each and every holder of such Series and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         Notwithstanding any other provisions in this Indenture, however, the right of any holder of any Senior Debt Security to receive payment of the principal of, and premium, if any, and interest on, such Senior Debt Security, on or after the respective due dates expressed in such Senior Debt Security, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder.

         SECTION 7.05. All powers and remedies given by this Article Seven to the Trustee or to the holders of Senior Debt Securities shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or such holders, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any holder of any of the Senior Debt Securities to exercise any right or power accruing upon any default occurring and continuing as aforesaid, shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and, subject to the provisions of Section 7.04, every power and remedy given by this Article Seven or by law to the Trustee or to the holders of Senior Debt Securities may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by such holders.

         SECTION 7.06. The holders of a majority in aggregate principal amount of the Senior Debt Securities of a Series at the time outstanding shall have the right to direct the time, method, and place of conducting any proceeding of any remedy available to the Trustee with respect to the Senior Debt Securities of such Series, or exercising any trust or power conferred on the Trustee with respect to such Series; provided, however, that the Trustee shall be entitled to receive indemnity or security reasonably satisfactory to it prior to following such direction or taking such action, and providing further that subject to the provisions of Section 8.01 the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel shall determine that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a responsible officer or officers, determine that the action so directed would be unduly prejudicial to the holders of the Senior Debt Securities of such Series not taking part in such direction or would involve the Trustee in personal liability. Prior to the declaration of the maturity of the Senior Debt Securities of any Series as provided in Section 7.01, the holders of a majority in aggregate principal amount of the Senior Debt Securities of a Series at the time outstanding may on behalf of the holders of all of the Senior Debt Securities of such Series waive any past default hereunder and its consequences, except a default in the payment of the principal of, or premium, if any, or interest on, any of the Senior Debt Securities of such Series or in respect of a covenant or provision hereof which under Section 11.02 cannot be modified or amended without the consent of the holder of each Senior Debt Security so affected. In the case of any such waiver, the Company, the Trustee and the holders of the Senior Debt Securities of such Series shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

         SECTION 7.07. The Trustee shall, within 90 days after the occurrence of a default with respect to a Series of which the Trustee has or is deemed to have knowledge hereunder, give to the holders of such Series, in the manner and to the extent provided in subsection (c) of Section 6.04, notice of all such defaults, unless such default shall have been cured before the giving of such notice (the term "default" or "defaults" for the purposes of this Section 7.07 being hereby defined to be any event or events, as the case may be, specified in clause (a), (b), (c), (d) and (e) of Section 7.01, not including periods of grace, if any, provided for therein and irrespective of the giving of the written notice specified in clause (c) of Section 7.01); provided, however, that, except in the case of default in the payment of the principal of, or premium, if any, or interest on, any of the Senior Debt Securities, or in the payment of any Sinking Fund installment, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or responsible officers, of the Trustee in good faith determines that the withholding of such notice is in the interests of the holders of such Series.

         SECTION 7.08. All parties to this Indenture agree, and each holder of any Senior Debt Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 7.08 shall not apply to any suit instituted by the Trustee, to any suit instituted by any holder of Senior Debt Securities, or group of holders of Senior Debt Securities, holding in the aggregate more than 10 percent in aggregate principal amount of the Senior Debt Securities of a Series then outstanding, or to any suit instituted by any holder of Senior Debt Securities for the enforcement of the payment of the principal of, or premium, if any, or interest on, any Senior Debt Security, on or after the due date expressed in such Senior Debt Security.


                                 ARTICLE EIGHT.

                            CONCERNING THE TRUSTEE.

         SECTION 8.01. The Trustee, prior to the occurrence of an Event of Default with respect to the Senior Debt Securities of a particular Series and after the curing or waiver of all Events of Default with respect to the Senior Debt Securities of a particular Series which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default with respect to the Senior Debt Securities of any Series has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that:

         (a) prior to the occurrence of an Event of Default with respect to the Senior Debt Securities of a particular Series and after the curing of all Events of Default with respect to the Senior Debt Securities of any Series which may have occurred:

                 (1) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                 (2) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

         (b) the Trustee shall not be liable for any error of judgment made in good faith by a responsible officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

         (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in aggregate principal amount of the Senior Debt Securities of a Series at the time outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture relating to such Series.

         None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds is not reasonably assured to it or at the option of the Trustee indemnity reasonably satisfactory to the Trustee against such risk or liability has not been provided.

         Whether or not herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 8.01.

         SECTION 8.02.  Except as otherwise provided in Section 8.01:

                 (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, direction, approval, order, bond, debenture, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                 (b) Any request, direction, order or demand of the Company or the Guarantor mentioned herein shall be sufficiently evidenced by an instrument signed in the name of the Company or the Guarantor by the Chairman of the Board, President or any Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors of the Company or the Guarantor may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company or the Guarantor;

                 (c) The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                 (d) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the holders of Senior Debt Securities, pursuant to the provisions of this Indenture, unless such holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

                 (e) The Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

                 (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, discretion, approval, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; and

                 (g) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney (other than an employee of the Trustee) appointed by it with due care hereunder.

         SECTION 8.03. The recitals contained herein and in the Senior Debt Securities (except in the Trustee's certificate of authentication) shall be taken as the statements of the Company and the Guarantor, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Senior Debt Securities. The Trustee shall not be accountable for the use or application by the Company of any of the Senior Debt Securities or of the proceeds thereof.

         SECTION 8.04. The Trustee or any paying agent or Senior Debt Security Registrar, in its individual or any other capacity, may become the owner or pledgee of Senior Debt Securities with the same rights it would have if it were not Trustee, paying agent or Senior Debt Security Registrar.

         SECTION 8.05. Subject to the provisions of Section 13.04, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. Neither the Trustee nor any paying agent shall be under any liability for interest on any moneys received by it hereunder except such as it may agree in writing with the Company to pay thereon. So long as no Event of Default with respect to the Senior Debt Securities of any Series shall have occurred and be continuing, all interest allowed on any such moneys shall be paid from time to time upon the written order of the Company, signed by its President or any Vice President or its Treasurer or an Assistant Treasurer.

         SECTION 8.06. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and, except as otherwise expressly provided, the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith.

         If any property other than cash shall at any time be subject to a lien in favor of the holders of Senior Debt Securities, the Trustee, if and to the extent authorized by a receivership or bankruptcy court of competent jurisdiction or by the supplemental instrument subjecting such property to such lien, shall be entitled to make advances for the purpose of preserving such property or of discharging tax liens or other prior liens or encumbrances thereon, provided that the Trustee shall be under no affirmative duty to make such advances. The Company also covenants to indemnify the Trustee, its directors, officers, employees or agents for, and to hold each of them harmless against, any loss, liability or expense incurred without negligence, intentional wrongdoing or bad faith on the part of the Trustee, its directors, officers, employees or agents, arising out of or in connection with the acceptance or administration of this trust, the offering, issuance or sale of the Debt Securities or any or all other transactions contemplated hereunder, including the reasonable cost and expenses of defending against any claim of liability in the premises. The obligations of the Company under this Section
8.06 to compensate the Trustee, its directors, officers, employees or agents and to pay or reimburse the Trustee, its directors, officers, employees or agents for expenses, disbursements and advances shall constitute additional indebtedness hereunder. The Trustee shall give the Company prompt notice of any action commenced against it in respect of which indemnity may be sought hereunder. The Trustee's failure to so notify the Company, after the receipt by the Trustee at its Corporate Trust Office of written notification of such action, shall relieve the Company from any liability under this Indenture with respect to such action. In any such action the Company, by written notice to the Trustee, may assume the defense thereof with counsel of the Trustee's choosing, who shall be subject to the approval of the Company; and such approval shall not be unreasonably withheld by the Company. In no event shall the Company be required to indemnify or reimburse the Trustee hereunder in respect of any claim settled or compromised without its consent. In no event shall the Company be liable for the fees and expenses, which in all cases must be reasonable under the circumstances, of more than one counsel in connection with any one action. Such additional indebtedness shall be secured by a lien prior to that of the Senior Debt Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Senior Debt Securities of any Series.

         SECTION 8.07. Except as otherwise provided in Section 8.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee and such Officers' Certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

         SECTION 8.08. (a) If the Trustee has or shall acquire any conflicting interest, as defined in this Section 8.08, it shall, within 90 days after ascertaining that it has such conflicting interest, either eliminate such conflicting interest or resign in the manner and with the effect specified in
Section 8.10, such resignation to become effective upon the appointment of a successor trustee and such successor's acceptance of such appointment, and the Company shall take prompt steps to have a successor appointed in the manner provided in Section 8.10.

         (b) In the event that the Trustee shall fail to comply with the provisions of subsection (a) of this Section 8.08, the Trustee shall, within 10 days after the expiration of such 90 day period, transmit notice of such failure to the holders of Senior Debt Securities in the manner and to the extent provided in subsection (c) of Section 6.04.

         (c) For the purposes of this Section 8.08 the Trustee shall be deemed to have a conflicting interest if a default or an Event of Default exists with respect to the Senior Debt Securities of any Series and if:

                 (1) the Trustee is trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the Company are outstanding or is trustee for more than one outstanding "series of securities" (as hereafter defined) issued under a single indenture (including, without limitation, this Indenture) of the Company unless such other indenture is a collateral trust indenture under which the only collateral consists of Senior Debt Securities issued under this Indenture, provided that there shall be excluded from the operation of this paragraph any other Series of Senior Debt Securities issued under this Indenture, and any other indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding if (i) this Indenture and such other indenture or indentures (and all series of securities issuable thereunder) are wholly unsecured and rank equally, and such other indenture or indentures (and such series) are specifically described in this Indenture or are hereafter qualified under the Trust Indenture Act of 1939, unless the Securities and Exchange Commission shall have found and declared by order pursuant to subsection (b) of Section 305 or subsection (c) of Section 307 of the Trust Indenture Act of 1939 that differences exist between the provisions of this Indenture (or such series) and the provisions of such other indenture or indentures (or such series) which are so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under this Indenture or such other indenture or indentures, or (ii) the Company shall have sustained the burden of proving, on application to the Securities and Exchange Commission and after opportunity for hearing thereon, that the trusteeship under this Indenture and such other indenture, or under more than one outstanding series under a single indenture, is not so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under one of such indentures or with respect to such series;

                 (2) the Trustee or any of its directors or executive officers is an underwriter for the Company;

                 (3) the Trustee directly or indirectly controls or is directly or indirectly controlled by or is under direct or indirect common control with an underwriter for the Company;

                 (4) the Trustee or any of its directors or executive officers is a director, officer, partner, employee, appointee, or representative of the Company, or of an underwriter (other than the Trustee itself) for the Company who is currently engaged in the business of underwriting, except that (A) one individual may be a director and/or an executive officer of the Trustee and a director and/or an executive officer of the Company, but may not be at the same time an executive officer of both the Trustee and the Company; (B) if and so long as the number of directors of the Trustee in office is more than nine, one additional individual may be a director and/or an executive officer of the Trustee and a director of the Company; and
         (C) the Trustee may be designated by the Company, or by any underwriter for the Company, to act in the capacity of transfer agent, registrar, custodian, paying agent, fiscal agent, escrow agent, or depositary, or in any other similar capacity, or, subject to the provisions of paragraph (1) of this subsection (c), to act as trustee whether under an indenture or otherwise;

                 (5) 10 percent or more of the voting securities of the Trustee is beneficially owned either by the Company or by any director, partner, or executive officer thereof, or 20 percent or more of such voting securities is beneficially owned, collectively, by any two or more of such persons; or 10 percent or more of the voting securities of the Trustee is beneficially owned either by an underwriter for the Company or by any director, partner, or executive officer thereof, or is beneficially owned, collectively, by any two or more such persons;

                 (6) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this subsection (c) defined), (A) 5 percent or more of the voting securities, or 10 per cent or more of any other class of security, of the Company, not including the Senior Debt Securities issued under this Indenture and securities issued under any other indenture under which the Trustee is also trustee, or (B) 10 percent or more of any class of security of an underwriter for the Company;

                 (7) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this subsection (c) defined), 5 per cent or more of the voting securities of any person who, to the knowledge of the Trustee, owns 10 percent or more of the voting securities of, or controls directly or indirectly, or is under direct or indirect common control with, the Company;

                 (8) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this subsection (c) defined), 10 per cent or more of any class of security of any person who, to the knowledge of the Trustee, owns 50 per cent or more of the voting securities of the Company;

                 (9) the Trustee owns on the date of default upon the Senior Debt Securities of any Series or any anniversary of such default while such default upon the Senior Debt Securities of such Series remains outstanding, in the capacity of executor, administrator, testamentary or inter vivos trustee, guardian, committee or conservator, or in any other similar capacity, an aggregate of 25 per cent or more of the voting securities, or of any class of security, of any person, the beneficial ownership of a specified percentage of which would have constituted a conflicting interest under paragraph (6), (7) or (8) of this subsection (c). As to any such securities of which the Trustee acquired ownership through becoming executor, administrator, or testamentary trustee of an estate which included them, the provisions of the preceding sentence shall not apply, for a period of two years from the date of such acquisition, to the extent that such securities do not exceed 25 percent of such voting securities or 25 per cent of any such class of security. Promptly after the dates of any such default upon the Senior Debt Securities of any Series and annually in each succeeding year that the Senior Debt Securities of such Series remain in default, the Trustee shall make a check of its holdings of such securities in any of the above-mentioned capacities as of such dates. If the Company fails to make payment in full of principal of or interest on any of the Senior Debt Securities when and as the same become due and payable, and such failure continues for 30 days thereafter, the Trustee shall make a prompt check of its holdings of such securities in any of the above-mentioned capacities as of the date of the expiration of such 30 day period, and after such date, notwithstanding the foregoing provisions of this paragraph (9), all such securities so held by the Trustee, with sole or joint control over such securities vested in it, shall, but only so long as such failure shall continue, be considered as though beneficially owned by the Trustee for the purposes of paragraphs (6), (7) and (8) of this subsection (c); or

                 (10) Except under the circumstances described in paragraphs (1), (3), (4), (5) or (6) of Section 8.13(b), the Trustee shall be or shall become a creditor of the Company.

         For purposes of paragraph (1) of this subsection (c) and Section 7.06, the term "series of securities" or "series" means a series, class or group of securities issuable under an indenture pursuant to whose terms holders of one such series may vote to direct the trustee, or otherwise take action pursuant to a vote of such holders, separately from holders of another series; provided, that "series of securities" or "series" shall not include any series of securities issuable under an indenture if all such series rank equally and are wholly unsecured.

         The specifications of percentages in paragraphs (5) to (9), inclusive, of this subsection (c) shall not be construed as indicating that the ownership of such percentages of the securities of a person is or is not necessary or sufficient to constitute direct or indirect control for the purposes of paragraph (3) or (7) of this subsection (c).

         For the purposes of paragraphs (6), (7), (8) and (9) of this subsection (c) only, (A) the terms "security" and "securities" shall include only such securities as are generally known as corporate securities, but shall not include any note or other evidence of indebtedness issued to evidence an obligation to repay moneys lent to a person by one or more banks, trust companies or banking firms, or any certificate of interest or participation in any such note or evidence of indebtedness; (B) an obligation shall be deemed to be "in default" when a default in payment of principal shall have continued for 30 days or more and shall not have been cured; and (C) the Trustee shall not be deemed to be the owner or holder of (i) any security which it holds as collateral security (as trustee or otherwise) for an obligation which is not in default as defined in clause (B) above, or (ii) any security which it holds as collateral security under this Indenture, irrespective of any default hereunder, or (iii) any security which it holds as agent for collection, or as custodian, escrow agent, or depositary, or in any similar representative capacity.

         Except as above provided, the word "security" or "securities" as used in this Indenture shall mean any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of or warrant or right to subscribe to or purchase, any of the foregoing.

         (d)     For the purposes of this Section 8.08:

                 (1) The term "underwriter" when used with reference to the Company shall mean every person who, within one year prior to the time as of which the determination is made, has purchased from the Company with a view to, or has offered for sale or has sold for the Company in connection with, the distribution of any security of the Company outstanding at such time, or has participated or has had a direct or indirect participation in any such undertaking, or has participated or has had a participation in the direct or indirect underwriting of any such undertaking, but such term shall not include a person whose interest was limited to a commission from an underwriter or dealer not in excess of the usual and customary distributors' or sellers' commission.

                 (2) The term "director" shall mean any director of a corporation or any individual performing similar functions with respect to any organization whether incorporated or unincorporated.

                 (3) The term "person" shall mean an individual, a corporation, a partnership, an association, a joint-stock company, a trust, an unincorporated organization, or a government or political subdivision thereof. As used in this paragraph, the term "trust" shall include only a trust where the interest or interests of the beneficiary or beneficiaries are evidenced by a security.

                 (4) The term "voting security" shall mean any security presently entitling the owner or holder thereof to vote in the direction or management of the affairs of a person, or any security issued under or pursuant to any trust, agreement or arrangement whereby a trustee or trustees or agent or agents for the owner or holder of such security are presently entitled to vote in the direction or management of the affairs of a person.

                 (5) The term "Company" shall mean any obligor upon the Senior Debt Securities.

                 (6) The term "executive officer" shall mean the president, every vice president, every trust officer, the cashier, the secretary and the treasurer of a corporation, and any individual customarily performing similar functions with respect to any organization whether incorporated or unincorporated, but shall not include the chairman of the board of directors.

         (e) The percentage of voting securities and other securities specified in this Section 8.08 shall be calculated in accordance with the following provisions:

                 (A) A specified percentage of the voting securities of the Trustee, the Company or any other person referred to in this
         Section 8.08 (each of whom is referred to as a "person" in this paragraph) means such amount of the outstanding voting securities of such person as entitles the holder or holders thereof to cast such specified percentage of the aggregate votes which the holders of all the outstanding voting securities of such person are entitled to cast in the direction or management of the affairs of such person.

                 (B) A specified percentage of a class of securities of a person means such percentage of the aggregate amount of securities of the class outstanding.

                 (C) The term "amount", when used in regard to securities, means the principal amount if relating to evidences of indebtedness, the number of shares if relating to capital shares, and the number of units if relating to any other kind of security.

                 (D) The term "outstanding" means issued and not held by or for the account of the issuer. The following securities shall not be deemed outstanding within the meaning of this definition:

                          (i) Securities of an issuer held in a sinking fund relating to another class of securities of the issuer of the same class.

                          (ii) Securities of an issuer held in a sinking fund relating to another class of securities of the issuer, if the obligation evidenced by such other class of securities is not in default as to principal or interest or otherwise.

                          (iii) Securities pledged by the issuer thereof as security for an obligation of the issuer not in default as to principal or interest or otherwise.

                          (iv) Securities held in escrow if placed in escrow by the issuer thereof;

         provided, however, that any voting securities of an issuer shall be deemed outstanding if any person other than the issuer is entitled to exercise the voting rights thereof.

                 (E) A security shall be deemed to be of the same class as another if both securities confer upon the holder or holders thereof substantially the same rights and privileges; provided, however, that, in the case of secured evidences of indebtedness, all of which are issued under a single indenture, differences in the interest rates or maturity dates of various series thereof shall not be deemed sufficient to constitute such series different classes; and provided, further, that, in the case of unsecured evidences of indebtedness, differences in the interest rates or maturity dates thereof shall not be deemed sufficient to constitute them securities of different classes, whether or not they are issued under a single indenture.

         SECTION 8.09. The Trustee hereunder shall at all times be a corporation organized and doing business under the laws of the United States or of any State or of the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $10,000,000, subject to supervision or examination by Federal, State or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this
Section 8.09, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Neither the Company nor any person directly or indirectly controlling, controlled by or under common control with the Company shall serve as Trustee under this Indenture or any Series Supplement. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.09, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.10.

         SECTION 8.10. (a) The Trustee may at any time resign with respect to one or more or all Series of Senior Debt Securities by giving written notice by first-class mail of such resignation to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument in duplicate executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any holder who has been a bona fide holder of a Senior Debt Security or Senior Debt Securities of the applicable Series for at least six months may, subject to the provisions of Section 8.08, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee. Any resignation of the Trustee shall be subject to the provisions of subparagraph (d) hereof.

         (b)     In case at any time any of the following shall occur:

                 (1) the Trustee shall fail to comply with the provisions of subsection (a) of Section 8.08 with respect to any Series of Senior Debt Securities after written request therefor by the Company or by any holder who has been a bona fide holder of a Senior Debt Security or Senior Debt Securities for at least six months, or

                 (2) the Trustee shall cease to be eligible in accordance with the provisions of Section 8.09 and shall fail to resign after written request therefor by the Company or by any such holder, or

                 (3) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 7.08, any holder who has been a bona fide holder of a Senior Debt Security or Senior Debt Securities of such Series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to the applicable Series and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee with respect to the applicable Series and appoint a successor trustee.

         (c) The Company may also remove the Trustee, pursuant to the procedures set forth in Section 8.10(b) hereof, if the Company has given 60 days written notice to the Trustee and the holders of the applicable Series of Senior Debt Securities and has delivered to the Trustee and such holders of Senior Debt Securities an Officers' Certificate stating:

                 (1)      the reasons for such removal;

                 (2) that such removal will in no way be detrimental to the interests of such holders of Senior Debt Securities; and

                 (3) the identity of the successor trustee to be appointed;

provided that (i) such successor trustee shall have a combined capital and surplus of at least $20,000,000, (ii) the rating assigned to the debt obligations of such successor trustee by the rating agency or agencies rating any such debt obligations shall be no lower than the rating assigned, at the time of appointment of the Trustee being replaced, to the debt obligations of the Trustee being replaced, and (iii) such successor trustee shall be independent and shall be eligible to act as Trustee pursuant to Sections 8.08 and 8.09 hereof; and, provided further that if after receiving such notice, the holders of a majority in principal amount of the outstanding Senior Debt Securities of the applicable Series shall notify the Trustee that they are opposed to such removal, the Company shall not be entitled to remove the Trustee pursuant to this Section 8.10(c) and the Company shall not be entitled to exercise its rights pursuant to this Section 8.10(c) for six months after such notice by the holders of Senior Debt Securities.

         (d) The holders of a majority in aggregate principal amount of the Senior Debt Securities of any Series at the time outstanding may at any time remove the Trustee with respect to the Senior Debt Securities of such Series and appoint a successor trustee of the applicable Series of Senior Debt Securities by delivery to the Trustee so removed, to the successor trustee so appointed and to the Company, the evidence provided for in Section 9.01 of the action taken by the holders of the Senior Debt Securities.

         (e) Any resignation or removal of the Trustee and any appointment of a successor trustee pursuant to any of the provisions of this Section 8.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.11.

         (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor trustee by mailing written notice of such event by first-class mail, postage prepaid, to the holders of the applicable Series of Senior Debt Securities as their names and addresses appear in the Senior Debt Security Register. Each notice shall include the name of the successor trustee and the address of its principal corporate trust office. If the Company fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

         SECTION 8.11.  Any successor trustee appointed as provided in Section
8.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment, and thereupon the resignation or removal of the predecessor trustee with respect to all or any applicable Series shall become effective and such successor trustee without any further act, deed or conveyance shall become vested with all the rights, powers, duties and obligations of its predecessor, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the Trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 8.06, execute and deliver an instrument transferring to such successor trustee all the right and powers of the Trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of
Section 8.06.

         If a successor trustee is appointed with respect to the Senior Debt Securities of one or more (but not all) Series, the Company, the predecessor trustee and each successor trustee with respect to the Senior Debt Securities of any applicable Series shall execute and deliver an agreement supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor trustee with respect to the Senior Debt Securities of any Series as to which the predecessor trustee is not retiring shall continue to be vested in the predecessor trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, it being understood that nothing herein or in such supplemental agreement shall constitute such trustees co-trustees of the same trust and that each such trustee shall be a trustee of a trust or trusts under separate Indentures.

         No successor trustee shall accept appointment as provided in this
Section 8.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 8.08 and eligible under the provisions of Section 8.09.

         SECTION 8.12. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger or conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the

Trustee hereunder, provided such corporation shall be qualified under the provisions of Section 8.08 and eligible under the provisions of Section 8.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Senior Debt Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Senior Debt Securities so authenticated; and in case at that time any of the Senior Debt Securities shall not have been authenticated, any successor to the Trustee may authenticate such Senior Debt Securities either in the name of any predecessor hereunder or in the name of the successor trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Senior Debt Securities or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Senior Debt Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

         SECTION 8.13.  (a) Subject to the provisions of subsection (b) of this
Section 8.13, if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company on the Senior Debt Securities within three months prior to a default, as defined in subsection (c) of this
Section 8.13, or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the holders of the Senior Debt Securities and the holders of other indenture securities (as defined in subsection (c) of this Section 8.13):

                 (1) an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the beginning of such three months' period and valid as against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in paragraph (2) of this subsection, or from the exercise of any right of set-off which the Trustee could have exercised if a petition in bankruptcy had been filed by or against the Company upon the date of such default; and

                 (2) all property received by the Trustee in respect of any claim as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise, after the beginning of such three months' period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of the Company and its other creditors in such property or such proceeds.

         Nothing herein contained, however, shall affect the right of the Trustee

                 (A) to retain for its own account (i) payments made on account of any such claim by any person (other than the Company) who is liable thereon, and (ii) the proceeds of the bona fide sale of any such claim by the Trustee to a third person, and (iii) distributions made in cash, securities or other property in respect of claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal bankruptcy laws, as now or hereafter constituted, or any other Federal or State bankruptcy, insolvency or similar law;

                 (B) to realize, for its own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such three months' period;

                 (C) to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such three months' period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee had no reasonable cause to believe that a default as defined in subsection (c) of this Section
         8.13 would occur within three months; or

                 (D) to receive payment on any claim referred to in paragraph (B) or (C), against the release of any property held as security for such claim as provided in such paragraph (B) or (C), as the case may be, to the extent of the fair value of such property.

         For the purposes of paragraphs (B), (C) and (D), property substituted after the beginning of such three months' period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any of such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any preexisting claim of the Trustee as such creditor, such claim shall have the same status as such preexisting claim.

         If the Trustee shall be required to account, the funds and property held in such special account and the proceeds thereof shall be apportioned between the Trustee, the holders of Senior Debt Securities and the holders of other indenture securities in such manner that the Trustee, the holders of Senior Debt Securities and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal bankruptcy laws, as now or hereafter constituted, or any other Federal or State bankruptcy, insolvency or similar law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of the receipt by it from the Company of the funds and property in such special account and before crediting to the respective claims of the Trustee, the holders of Senior Debt Securities and the holders of other indenture securities dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal bankruptcy laws, as now or hereafter constituted, or any other Federal or State bankruptcy, insolvency or similar law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term "dividends" shall include any distribution with respect to such claim, in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal bankruptcy laws, as now or hereafter constituted, or any other Federal or State bankruptcy, insolvency or similar law, whether such distribution is made in cash, securities, or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which said bankruptcy, receivership, or proceeding for reorganization is pending shall have jurisdiction (i) to apportion between the Trustee, the holders of Senior Debt Securities and the holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and property held in such special account and the proceeds thereof, or (ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Trustee, the holders of Senior Debt Securities and the holders of other indenture securities with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula.

         Any Trustee which has resigned or been removed after the beginning of such three months' period shall be subject to the provisions of this subsection
(a) as though such resignation or removal had not occurred. If any Trustee has resigned or been removed prior to the beginning of such three months' period, it shall be subject to the provisions of this subsection (a) if and only if the following conditions exist:

                 (i) the receipt of property or reduction of claim which would have given rise to the obligation to account, if such Trustee had continued as trustee, occurred after the beginning of such three months' period; and

                 (ii) such receipt of property or reduction of claim occurred within three months after such resignation or removal.

         (b) There shall be excluded from the operation of subsection (a) of this Section 8.13 a creditor relationship arising from:

                 (1) the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one year or more at the time of acquisition by the Trustee;

                 (2) advances authorized by a receivership or bankruptcy court of competent jurisdiction, or by this Indenture, for the purpose of preserving any property which shall at any time be subject to the lien of this Indenture or of discharging tax liens or other prior liens or encumbrances thereof, if notice of such advance and of the circumstances surrounding the making thereof is given to the holders of Senior Debt Securities at the time and in the manner provided in this Indenture;

                 (3) disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity;

                 (4) an indebtedness created as a result of services rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction as defined in subsection (c) of this Section 8.13;

                 (5) the ownership of stock or of other securities of a corporation organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Company; or

                 (6) the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self-liquidating paper as defined in subsection (c) of this Section 8.13.

         (c)     As used in this Section 8.13:

         (1) The term "default" shall mean any failure to make payment in full of the principal of or interest on any of the Senior Debt Securities or upon the other indenture securities when and as such principal or interest becomes due and payable.

         (2) The term "other indenture securities" shall mean securities upon which the Company is an obligor (as defined in the Trust Indenture Act of 1939) outstanding under any other indenture (A) under which the Trustee is also trustee, (B) which contains provisions substantially similar to the provisions of subsection (a) of this
Section 8.13, and (C) under which a default exists at the time of the apportionment of the funds and property held in said special account.

         (3) The term "cash transaction" shall mean any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand.

         (4) The term "self-liquidating paper" shall mean any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacture, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising form the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

         (5) The term "Company" shall mean any obligor upon the Senior Debt Securities.

                                 ARTICLE NINE.

               CONCERNING THE HOLDERS OF SENIOR DEBT SECURITIES.

         SECTION 9.01. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Senior Debt Securities of a Series may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by holders in person or by agent or proxy appointed in writing, or (b) by the record of the holders of the Senior Debt Securities of such Series voting in favor thereof at any meeting of holders duly called and held in accordance with the provisions of Article Ten, or (c) by a combination of such instrument or instruments and any such record of such a meeting of holders.

         SECTION 9.02. Subject to the provisions of Section 9.01 and Section 9.05, proof of the execution of any instrument by a holder or his agent or proxy and proof of the holding by any person of any of the Senior Debt Securities of a Series shall be sufficient if made in the following manner:

         The fact and date of the execution by any such person of any instrument may be proved by the certificate of any notary public or other officer of any jurisdiction within the United States of America authorized to take acknowledgments of deeds to be recorded in such jurisdiction, that the person executing such instrument acknowledged to him the execution thereof, by an affidavit of a witness to such execution sworn to before any such notary or other such officer or by any other method or in any other manner as shall be acceptable to the Trustee. If such execution is by an officer of a corporation or association or a member of a partnership on behalf of such corporation, association or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority.

         The ownership of Senior Debt Securities of a Series shall be proved by the Senior Debt Security Register or by a certificate of the Senior Debt Security Registrar thereof.

         The Trustee shall not be bound to recognize any person as a holder unless and until his title to the Senior Debt Securities held by him is proved in the manner in this Article Nine provided.

         The Trustee may require such additional proof of any matter referred to in this Section 9.02 as it shall deem necessary.

         The record of any holders' meeting shall be proved in the manner provided in Section 10.06.

         SECTION 9.03. The Company, the Guarantor, the Trustee, any paying agent and any Senior Debt Security Registrar may deem and treat the person in whose name any Senior Debt Security shall be registered in the Senior Debt Security Register as the absolute owner of such Senior Debt Security (whether or not such Senior Debt Security shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company or any Senior Debt Security Registrar) for the purpose of receiving payment thereof or on account thereof and for all other purposes, and neither the Company, the Guarantor, nor the Trustee nor any paying agent nor any Senior Debt Security Registrar shall be affected by any notice to the contrary. All such payments so made to any such registered holder for the time being, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Senior Debt Security.

         SECTION 9.04. In determining whether the holders of the requisite aggregate principal amount of Senior Debt Securities of a Series have concurred in any direction, consent or waiver under this Indenture, Senior Debt Securities of such Series which are owned by the Company, or any other obligor on the Senior Debt Securities of such Series or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, or any other obligor on the Senior Debt Securities of such Series shall be disregarded and deemed not to be outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver only Senior Debt Securities of such Series which the Trustee knows are so owned shall be so disregarded. Senior Debt Securities of such Series so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this
Section 9.04, if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such Senior Debt Securities and that the pledgee is not a person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, or any such other obligor. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers' Certificate listing and identifying all Senior Debt Securities of such Series, if any, known by the Company to be owned or held by or for the account of any of the above described persons; and, subject to the provisions of Section 8.01, the Trustee shall be entitled to accept such Officers' Certificate as conclusive evidence of the facts therein set forth and of the fact that all Senior Debt Securities of such Series not listed therein are outstanding for the purposes of any such determination.

         SECTION 9.05. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 9.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Senior Debt Securities of a Series specified in this Indenture in connection with such action, any holder of a Senior Debt Security of such Series the serial number of which is shown by the evidence to be included in the Senior Debt Securities of such Series the holders of which have consented to such action may, by filing written notice with the Trustee at its office and upon proof of holding as provided in Section 9.02, revoke such action so far as concerns such Senior Debt Security. Except as aforesaid, any such action taken by the holder of any Senior Debt Security shall be conclusive and binding upon such holder and upon all future holders and owners of such Senior Debt Security, and of any Senior Debt Security issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon such Senior Debt Security. Any action taken by the holders of the percentage in aggregate principal amount of the Senior Debt Securities of a Series specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the holders of all the Senior Debt Securities of such Series.

                                  ARTICLE TEN.

                 MEETINGS OF HOLDERS OF SENIOR DEBT SECURITIES.

         SECTION 10.01. A meeting of holders of Senior Debt Securities of any or all Series may be called at any time and from time to time pursuant to the provisions of this Article Ten for any of the following purposes:

                 (1) to give any notice to the Company, the Guarantor or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by holders pursuant to any of the provisions of Article Seven;

                 (2) to remove the Trustee with respect to one or more or all Series and appoint a successor trustee pursuant to the provisions of Article Eight;

                 (3) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 11.02; or

                 (4) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Senior Debt Securities of any or all Series under any other provision of this Indenture or under applicable law.

         SECTION 10.02. The Trustee may at any time call a meeting of holders of Senior Debt Securities to take any action specified in Section 10.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the holders of any or all Series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed to such holders of Senior Debt Securities at their addresses as shown by the Senior Debt Security Register not less than 20 nor more than 60 days prior to the date fixed for the meeting.

         SECTION 10.03. In case at any time the Company, pursuant to a resolution of its Board of Directors, shall have requested the Trustee to call a meeting of holders of any or all Series, or the holders of at least 10 per cent in aggregate principal amount of the Senior Debt Securities of the Series then outstanding with respect to which a meeting is proposed to be called shall have requested the Trustee to call a meeting of the holders of the applicable Series, to take any action authorized in Section 10.01 by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or the holders of Senior Debt Securities of the applicable Series in the amount above specified may determine the time and the place for such meeting and may call such meeting by mailing notice thereof as provided in Section 10.02.

         SECTION 10.04. To be entitled to vote at any meeting of holders of Senior Debt Securities of any or all Series a person shall (a) be a holder of one or more Senior Debt Securities with respect to which such meeting was called, or (b) be a person appointed by an instrument in writing as proxy by a holder of one or more Senior Debt Securities with respect to which such meeting was called. The only persons who shall be entitled to be present or to speak at any meeting of holders of Senior Debt Securities of any or all Series shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

         SECTION 10.05. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of holders of Senior Debt Securities, in regard to proof of the holding of Senior Debt Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Senior Debt Securities shall be proved in the manner specified in Section 9.02 and the appointment of any proxy shall be proved in the manner specified in said Section 9.02 or by having the signature of the person executing the proxy witnessed or guaranteed by any bank, banker or trust company.

         The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by holders as provided in Section 10.03, in which case the Company or the holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in aggregate principal amount of the Senior Debt Securities represented at the meeting and entitled to vote.

         Subject to the provisions of Section 9.04, at any meeting each holder or proxy shall be entitled to one vote for each $1,000 (unless otherwise provided in the related Series Supplement) principal amount of Senior Debt Securities of the Series entitled to vote held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Senior Debt Security challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Senior Debt Securities of the Series entitled to vote held by him or instruments in writing as aforesaid duly designating him as the person to vote on behalf of other holders. Any meeting of holders duly called pursuant to the provisions of Section 10.02 or 10.03 may be adjourned from time to time, and the meeting may be held as so adjourned without further notice.

         At any meeting of holders of Senior Debt Securities of any or all Series, the presence of persons holding or representing Senior Debt Securities of the applicable Series in an aggregate principal amount sufficient to take action upon the business for the transaction of which such meeting was called shall be necessary to constitute a quorum; but, if less than a quorum be present, the persons holding or representing a majority of the Senior Debt Securities of the applicable Series represented at the meeting may adjourn such meeting with the same effect as though a quorum had been present.

         SECTION 10.06. The vote upon any resolution submitted to any meeting of holders shall be by written ballots on which shall be subscribed the signatures of the holders or proxies and the serial number or numbers of the Senior Debt Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 10.02. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

         Any record so signed and verified shall be conclusive evidence of the matters therein stated.

                                ARTICLE ELEVEN.

                            SUPPLEMENTAL INDENTURES.

         SECTION 11.01. Each of the Company and the Guarantor, when authorized by resolutions of its Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act of 1939 as in force at the date of the execution thereof) for one or more of the following purposes:

         (a) to evidence the succession of another corporation to the Company or the Guarantor or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company or the Guarantor pursuant to Article Twelve;

         (b) to add to the covenants of either of the Company or the Guarantor such further covenants, restrictions, conditions or provisions as its Board of Directors, and the Trustee shall consider to be for the protection of the holders of any Series of Senior Debt Securities, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions a default or an

Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default or may limit the right of the holders of a majority in aggregate principal amount of the Senior Debt Securities of a Series to waive such default;

         (c) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture; to convey, transfer, assign, mortgage or pledge any property to or with the Trustee; or to make such other provisions in regard to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided that such action shall not adversely affect the interests of the holders of the Senior Debt Securities; and

         (d) to set forth the terms of any Series that has not theretofore been authorized by a Series Supplement.

         The Trustee is hereby authorized to join with the Company and the Guarantor in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

         Any supplemental indenture authorized by the provisions of this
Section 11.01 may be executed by the Company, the Guarantor and the Trustee without the consent of the holders of any of the Senior Debt Securities at the time outstanding, notwithstanding any of the provisions of Section 11.02.

         SECTION 11.02. With the consent (evidenced as provided in Section 9.01) of the holders of not less than a majority in aggregate principal amount of the Senior Debt Securities of each Series to be affected at the time outstanding, each of the Company and the Guarantor, when authorized by resolutions of its Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act of 1939 as in force at the date of the execution thereof) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Senior Debt Securities of such Series; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Senior Debt Securities, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Senior Debt Security so affected, (ii) reduce the aforesaid percentage of Senior Debt Securities of any Series, the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of all Senior Debt Securities of such Series then outstanding,
(iii) modify any of the provisions of this Section or Section 7.06, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived, without the consent of the holder of each Senior Debt Security affected thereby, or (iv) modify or waive compliance with any provision of the Guarantee that adversely affects the rights of any holder of Senior Debt Securities of any Series, other than the merger or consolidation of the Company and the Guarantor with or into one another (regardless of which shall be the resulting or surviving corporation), without the consent of the holder of each Senior Debt Security affected thereby.

         Upon the request of the Company, accompanied by a copy of resolutions of its and the Guarantor's Board of Directors certified by the Secretary or an Assistant Secretary of the Company and the Guarantor authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of the holders as aforesaid, the Trustee shall join with the Company and the Guarantor in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

         It shall not be necessary for the consent of the holders under this
Section 11.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

         Promptly after the execution by the Company, the Guarantor and the Trustee of any supplemental indenture pursuant to the provisions of this
Section 11.02, the Company shall mail to the holders to which such supplemental indenture relates a notice, setting forth in general terms the substance of such supplemental indenture. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

         SECTION 11.03. Upon the execution of any supplemental indenture pursuant to the provisions of this Article Eleven, this Indenture shall be and be deemed to be modified and amended in accordance therewith with respect to each Series of Senior Debt Securities affected thereby or all Senior Debt Securities, as the case may be, and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company, the Guarantor and the holders of Senior Debt Securities of each Series affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

         The Trustee, subject to the provisions of Section 8.01, may receive an Opinion of Counsel as conclusive evidence that any such supplemental indenture complies with the provisions of this Article Eleven and that all conditions precedent thereto have been met.

         SECTION 11.04. Senior Debt Securities authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article Eleven or after any action taken at a meeting of holders of Senior Debt Securities pursuant to Article Ten, may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture or as to any such action. New Senior Debt Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Company, to any modification of this Indenture contained in any such supplemental indenture or reflecting such action may be prepared by the Company, and such Senior Debt Securities may be authenticated by the Trustee and delivered in exchange for the Senior Debt Securities then outstanding.

                                ARTICLE TWELVE.

                   CONSOLIDATION, MERGER, SALE OR CONVEYANCE.

         SECTION 12.01. (a) Nothing contained in this Indenture or in any of the Senior Debt Securities shall prevent any consolidation or merger of the Company or the Guarantor with or into any other corporation or corporations or successive consolidations or mergers in which the Company or the Guarantor or their respective successor or successors shall be a party or parties, or shall prevent any sale or conveyance of the property of either of the Company or the Guarantor as an entirety or substantially as an entirety to any other corporation authorized to acquire and operate the same; provided, however, and the Company and the Guarantor each hereby covenants and agrees, that any such consolidation, merger, sale or conveyance shall be upon the condition that (a) immediately after such consolidation, merger, sale or conveyance, the corporation (whether the Company, the Guarantor or such other corporation) formed by or surviving any such consolidation or merger, or to which such sale or conveyance shall have been made, shall not be in default in the performance or observance of any of the terms, covenants and conditions of this Indenture to be kept or performed by the Company or the Guarantor; (b) the corporation (if other than the Company or the Guarantor) formed by or surviving any such consolidation or merger, or to which such sale or conveyance shall have been made, shall be a corporation organized under the laws of the United States of America or any state thereof; and (c) the due and punctual payment of the principal of (and premium, if any) and interest on all of the Senior Debt Securities, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed, or observed by the Company or the Guarantor, as the case may be, shall be expressly assumed by the corporation formed by such consolidation, or into which the Company or the Guarantor shall have been merged, or by the corporation which shall have acquired such property, by supplemental indenture, satisfactory in form to the Trustee, executed and delivered to the Trustee by the corporation formed by such consolidation, or into which the Company or the Guarantor shall have been merged, or by the corporation which shall have acquired such property.

         SECTION 12.02. In case of any such consolidation, merger, sale or conveyance in accordance with Section 12.01, such successor corporation shall succeed to and be substituted for the Company or the Guarantor, as the case may be, with the same effect as if it had been named herein as a party, and the Company and the Guarantor, as the case may be (including any intervening successor to either hereunder), shall be relieved of any further obligation under this Indenture and the Senior Debt Securities; provided, however, that in the case of a sale or conveyance of the property of the Company or the Guarantor, as the case may be (including any such intervening successor), in connection with which there is no plan providing for the complete liquidation of the Company or the Guarantor, as the case may be (including any such intervening successor), the Company or the Guarantor, as the case may be (including any such intervening successor), shall continue to be liable on its obligations under this Indenture and the Senior Debt Securities to the extent, but only to the extent, of liability to pay the principal of and premium, if any, and interest on the Senior Debt Securities at the time, places and rate, and in the coin or currency, prescribed in this Indenture and the Senior Debt Securities. Any such successor corporation to the Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Senior Debt Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of any such successor corporation, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Senior Debt Securities which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Senior Debt Securities which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. Any such successor corporation to the Guarantor thereupon may cause to be signed the Guarantee appearing on any or all of the Senior Debt Securities issuable hereunder which theretofore shall not have been signed by the Guarantor and delivered to the Trustee. All the Senior Debt Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Senior Debt Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Senior Debt Securities had been issued at the date of the execution hereof.

         In case of any such consolidation, merger, sale or conveyance, such changes in phraseology and form (but not in substance) may be made in the Senior Debt Securities thereafter to be issued as may be appropriate.

         SECTION 12.03. The Trustee, subject to the provisions of Sections 8.01 and 8.02, may receive an Officer's Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale or conveyance complies with the provisions of this Article Twelve and that all conditions precedent herein provided relating to such transaction have been complied with.

                               ARTICLE THIRTEEN.

                    SATISFACTION AND DISCHARGE OF INDENTURE;
                               UNCLAIMED MONEYS.

         SECTION 13.01. The Company may terminate its obligation under the Senior Debt Securities of a Series and this Indenture with respect to such Senior Debt Securities, except those obligations referred to in the immediately succeeding paragraph, if at any time (a) the Company shall have delivered to the Trustee for cancellation all Senior Debt Securities of any Series theretofore authenticated and delivered (other than any Senior Debt Securities which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.08) and the Company shall have paid or caused to be paid all sums payable by it hereunder, or (b) if the Company has irrevocably deposited or caused to be deposited with the Trustee under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the holders of the Senior Debt Securities of such Series for that purpose, money or direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which guarantee or obligation the full faith and credit of the United States is pledged ("U.S. Government Obligations") maturing as to principal and interest in such amounts and at such times as are sufficient, as verified in a Certificate of a Firm of Independent Public Accountants, without consideration of any reinvestment of such interest, to pay principal of and interest or sinking funds on the outstanding Senior Debt Securities of such Series to maturity or redemption as the case may be, provided that the Trustee or any paying agent shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal and interest and said sinking fund with respect to the Senior Debt Securities of such Series. The Company may make an irrevocable deposit pursuant to this Section 13.01 only if at such time the

Company shall have delivered to the Trustee and any such paying agent an Officers' Certificate and an Opinion of Counsel, each stating that all conditions herein precedent to the satisfaction and discharge of this Indenture have been complied with and the Opinion of Counsel further states that the making of such deposit (i) does not contravene or violate any provision of any indenture, mortgage, loan agreement or other similar agreement known to such counsel to which the Company is a party or by which it or any of its property is bound, (ii) does not require registration by the deposit referred to above under the Investment Company Act of 1940, as amended, and (iii) will not be an event whereby holders of such Senior Debt Securities will recognize income, gain or loss for Federal income tax purposes as a result of such defeasance.

         Notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.06, 2.08, 5.01, 5.02, 5.05, 6.01, 8.06, 8.10, 13.04 and 13.05 shall survive until the Senior Debt Securities of such Series are no longer outstanding. Thereafter, the Company's obligations in Section 8.06, 13.04 and
13.05 shall survive.

         After any such irrevocable deposit, the Trustee upon request shall (i) acknowledge in writing the discharge of the Company's obligations under the Senior Debt Securities of such Series and this Indenture except for those surviving obligations specified above, (ii) execute, deliver and file termination statements, releases and other instruments of satisfaction, release and discharge with respect to such released security interest and (iii) assign, transfer and deliver to the Company all the Trustee's rights and interest in and to that portion of the trust estate so released.

         SECTION 13.02. Subject to the provisions of Section 13.04, all moneys or U.S. Government Obligations deposited with the Trustee pursuant to Section
13.01 shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Company acting as its own paying agent), to the holders of the particular Senior Debt Securities of the applicable Series, for the payment or redemption of which such moneys or U.S. Government Obligations have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest and premium, if any, and Sinking Fund payments.

         SECTION 13.03. In connection with the satisfaction and discharge of this Indenture with respect to the Senior Debt Securities of any Series, all moneys then held by any paying agent under the provisions of this Indenture with respect to such Series of Senior Debt Securities shall, upon demand of the Company, be repaid to it or paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such moneys.

         SECTION 13.04. Any moneys deposited with the Trustee or any paying agent for the payment of the principal of and premium, if any, or interest on Senior Debt Securities of any Series and not applied but remaining unclaimed by the holders of Senior Debt Securities of such Series for three years after the date upon which such payment shall have become due, shall be held uninvested and without liability for interest and shall be repaid to the Company by the Trustee or by such paying agent on demand; and the holder of any of the Senior Debt Securities of the applicable Series entitled to receive such payment shall thereafter look only to the Company for the payment thereof and all liability of the Trustee or any paying agent with respect to such moneys shall thereupon cease; provided, however, that the Trustee or such paying agent, before being required to make any such repayment, may at the expense of the Company cause to be published once a week for two successive weeks (in each case on any day of the week) in an authorized newspaper a notice that said moneys have not been so applied and that after a date named therein any unclaimed balance of said moneys then remaining will be returned to the Company.

         SECTION 13.05. If the Trustee is unable to apply any money or U.S. Government Obligations in accordance with Section 13.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Senior Debt Securities of any Series affected thereby shall be revived and reinstated as though no deposit had occurred pursuant to Section 13.01, until such time as the Trustee is permitted to apply all such money or U.S. Government Obligations in accordance with Section 13.01; provided, however, that if the Company has made any payment of interest on or principal of any Senior Debt Securities of such Series because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the holders of such Senior Debt Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee.

                               ARTICLE FOURTEEN.

        IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS.

         SECTION 14.01. No recourse under or upon any obligation, covenant or agreement of this Indenture, the Guarantee or of any Senior Debt Security, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company, the Guarantor or of any successor corporation of either, either directly or through the Company or the Guarantor, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors, as such, of the Company, the Guarantor or of any successor corporation of either, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture, the Guarantee or in the Senior Debt Securities of any Series or implied therefrom; and that any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture, the Guarantee or in the Senior Debt Securities of any Series or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of such Senior Debt Securities.

                                ARTICLE FIFTEEN.

                           MISCELLANEOUS PROVISIONS.

         SECTION 15.01. All the covenants, stipulations, promises and agreements in this Indenture contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not. All the covenants, stipulations, promises and agreements in this Indenture contained by or on behalf of the Guarantor shall bind its successors and assigns, whether so expressed or not.

         SECTION 15.02. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company or the Guarantor shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at that time be the successor of the Company or the Guarantor, as applicable.

         SECTION 15.03. The Company by instrument in writing executed by authority of its Board of Directors and delivered to the Trustee may surrender any of the powers or rights reserved to the Company and thereupon such power or right so surrendered shall terminate both as to the Company and as to any successor corporation. The Guarantor by instrument in writing executed by authority of its Board of Directors and delivered to the Trustee may surrender any of the powers or rights reserved to the Guarantor and thereupon such power or right so surrendered shall terminate both as to the Guarantor and as to any successor corporation.

         SECTION 15.04. Any notice or demand which by any provisions of this Indenture is required or permitted to be given or served by the Trustee, the Guarantor or by the holders of Senior Debt Securities to or on the Company shall be delivered by hand or sent by first-class mail, postage prepaid, addressed (until another address is filed by the Company with the Trustee), as follows: Fina Oil and Chemical Company, 8350 N. Central Expressway, Dallas, Texas 75206, Attention: Vice President and Chief Financial Officer. Any notice, direction, request or demand by the Company, the Trustee or any holder of Senior Debt Securities to or upon the Guarantor shall be deemed to have been sufficiently given or made, for all purposes, if delivered by hand or sent by first-class mail, postage prepaid, addressed (until another address is filed by the Guarantor with the Trustee), as follows:
FINA, Inc., 8350 N. Central Expressway, Dallas, Texas 75206, Attention: Vice President and Chief Financial Officer. Any notice, direction, request or demand by the Company, the Guarantor or any holder of Senior Debt Securities to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made at any corporate trust office of the Trustee.

         SECTION 15.05. Where this Indenture provides for notice to holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid, to each holder affected by such event, at his address as it appears on the Senior Debt Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular holder shall affect the sufficiency of such notice with respect to other holders, and any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given.

         When this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to holders of Senior Debt Securities when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

         SECTION 15.06. This Indenture, each indenture supplemental thereto and each Senior Debt Security shall be deemed to be a contract made under the laws of the State of Texas, and for all purposes shall be construed in accordance with the laws of said State, provided that the rights, duties, immunities and standard of care of the Trustee shall be governed by and construed in accordance with the laws of the United States of America.

         SECTION 15.07. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent

(including any covenant compliance with which constitutes a condition precedent) provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such document is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

         Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (1) a statement that the person making such certificate or opinion has read such covenant or condition;
(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

         SECTION 15.08. In any case where the date of maturity of interest on or principal of the Senior Debt Securities or the date fixed for redemption of any Senior Debt Security shall not be a business day then payment of interest or principal and premium, if any, to the holders need not be made on such date, but may be made on the next succeeding business day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.

         SECTION 15.09. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture which is required to be included in this Indenture by any of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, such required provision shall control.

         SECTION 15.10. In case any provision in this Indenture or in the Senior Debt Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 15.11. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

         SECTION 15.12. Unless specified otherwise in the Series Supplement, interest on the Senior Debt Securities shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

         SECTION 15.13. Texas Commerce Bank National Association hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions hereinabove set forth.


                 [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, FINA OIL AND CHEMICAL COMPANY has caused this Indenture to be signed by its President or one of its Vice Presidents, and its corporate seal to be affixed hereunto, and the same to be attested by its Secretary or an Assistant Secretary, FINA, INC. has caused this Indenture to be signed by its President or one of its Vice Presidents, and its corporate seal to be affixed hereunto, and the same to be attested by its Secretary or an Assistant Secretary, and [INDENTURE TRUSTEE] has caused this Indenture to be signed by one of its duly authorized trust officers and its corporate seal to be affixed hereunto, and the same to be duly attested, all as of the day and year first above written.

                                        FINA OIL AND CHEMICAL COMPANY


                                        By:
                                          ___________________________________
                                          Yves Bercy,
                                          Vice President, Chief Financial
                                          Officer and Treasurer
ATTEST:


________________________________
Linda Middleton,
Secretary

                                        FINA, INC.


                                        By:
                                          ___________________________________
                                          Yves Bercy,
                                          Vice President, Chief Financial
                                          Officer and Treasurer
ATTEST:


_______________________________
Linda Middleton,
Assistant Secretary


                                        TEXAS COMMERCE BANK NATIONAL
                                          ASSOCIATION,
                                        as Trustee


                                        By: ___________________________________
                                        Title:_________________________________

ATTEST:


_______________________________
[Name and title]

STATE OF TEXAS      Section
                    Section
COUNTY OF DALLAS    Section

         BEFORE ME, the undersigned authority, a Notary Public in and for said state, on this day personally appeared Yves Bercy and Linda Middleton, known to me to be the persons and officers whose names are subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said FINA OIL AND CHEMICAL COMPANY, a Delaware corporation, and that they executed the same as the act of said corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this ____ day of ____________, 199__.


                                        ________________________________________
                                        Notary Public in and for the State of
                                        Texas

My commission expires:
                                        ________________________________________
                                        (Type or print name)
_____________________


STATE OF TEXAS      Section
                    Section
COUNTY OF DALLAS    Section

         BEFORE ME, the undersigned authority, a Notary Public in and for said state, on this day personally appeared Yves Bercy and Linda Middleton, known to me to be the persons and officers whose names are subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said FINA, INC., a Delaware corporation, and that they executed the same as the act of said corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this ____ day of ____________, 199__.


                                        ________________________________________
                                        Notary Public in and for the State of
                                         Texas

My commission expires:
                                        ________________________________________
                                        (Type or print name)

_____________________

STATE OF TEXAS      Section
                    Section
COUNTY OF DALLAS    Section

         BEFORE ME, the undersigned authority, a Notary Public in and for said state, on this day personally appeared [Name of Officers], known to me to be the persons and officers whose names are subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association, and that they executed the same as the act of said banking association for the purposes and consideration therein expressed, and in the capacity therein stated.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this ____ day of ____________, 199__.


                                        ________________________________________
                                        Notary Public in and for the State of
                                        Texas

My commission expires:
                                        ________________________________________
                                        (Type or print name)
_____________________

                                                                       EXHIBIT B



              FORM OF NOTATION ON SENIOR DEBT SECURITY RELATING TO
                              FINA, INC. GUARANTEE


         The Guarantor has unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, the due and punctual payment and performance of the obligations of the Company in connection with the Indenture and each Series of Senior Debt Securities issued thereunder. In case of the failure of the Company punctually to perform or make any such payment, the Guarantor hereby agrees to cause such payment and performance to be made punctually.

         The obligations of the Guarantor to the Holders and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article Three of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee. Capitalized terms used and not defined herein have the meanings ascribed thereto in the Indenture.


FINA, INC.                                                          (SEAL)



By:_________________________________
         Name:______________________
         Title:_____________________


Attest:


By:  _______________________________
         Name:______________________
         Title:_____________________